Exhibit 99.1
UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008

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ARTICLE I
STATEMENT OF PURPOSE
Sec. 1.01 Background and Purpose. In 2000, UGI Enterprises, Inc. acquired all issued and outstanding shares of capital stock of Conectiv Services, Inc. from Conectiv, Inc. In connection with the acquisition, Conectiv Services, Inc. was renamed UGI HVAC Enterprises, Inc. (the “Company”). As provided in the stock purchase agreement between UGI Enterprises, Inc. and Conectiv, Inc., the Company thereafter established the UGI HVAC Enterprises, Inc. Savings Plan (the “Plan”) in order to provide its employees with a retirement benefit that is similar to the retirement benefit that was provided to its employees immediately preceding the sale.
The Plan was subsequently amended and restated, effective November 1, 2000 or such later date as may be provided herein or required by law, to reflect the applicable provisions of the Community Renewal Tax Relief Act of 2000 and the Economic Growth and Tax Relief Reconciliation Act of 2001.
The Plan is again amended and restated effective January 1, 2008 (or such other effective date for particular Plan provisions as specifically provided for herein) to: (1) reflect the applicable provisions of regulations issued under section 401(k) of the Code, section 415 of the Code, the Pension Protection Act of 2006, and other regulatory changes, (2) incorporate previously adopted amendments, and (3) to make other clarifying changes.
Sec. 1.02 Qualification Under the Internal Revenue Code. It is intended that the Plan be a qualified profit-sharing plan within the meaning of section 401(a) of the Code, that the requirements of section 401(k) or 414(v) of the Code be satisfied as to that portion of the Plan represented by contributions made pursuant to participant salary deferral elections, and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of section 501(a) of the Code. Subject to the provisions of Article IV of the Plan (identifying certain circumstances authorized by statute or regulation the occurrence of which may result in refunds to the Employer of amounts contributed under the Plan), the assets of the Plan shall be applied exclusively for the purposes of providing benefits to participants and beneficiaries under the Plan and for defraying expenses incurred in the administration of the Plan and its corresponding trust or other funding vehicle.
Sec. 1.03 Documents. The Plan consists of the Plan document as set forth herein, and any amendment thereto. Certain provisions relating to the Plan and its operation are contained in the corresponding Trust Agreement (or documents establishing any other funding vehicle for the Plan), and any amendments, supplements, appendices and riders to any of the foregoing. The benefits of individuals who terminated employment with the Company and all other Employers prior to the Effective Date shall not be entitled to a benefit from the Plan. Descriptive material relating to the Plan shall not be considered a part of the Plan, and in the event of any conflict between such descriptive material and the Plan, the text of the Plan shall govern.

ARTICLE II
DEFINITIONS
Sec. 2.01 “Account” shall mean the entire interest of a Participant in the Plan. A Participant’s Account shall consist of one or more separate accounts reflecting the various types of contributions permitted under the Plan, as hereinafter provided.
Sec. 2.02 “Actual Deferral Percentage” shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of Salary Deferrals allocated on behalf of the Employee as of a date within the Plan Year (excluding any Salary Deferrals (i) taken into account in determining the Average Contribution Percentage described in Section 2.09, (ii) distributed to an Active Participant who is not a Highly Compensated Employee pursuant to a claim or deemed claim for distribution under Section 7.05, (iii) returned to the Participant pursuant to Section 6.03, (iv) which do not relate to Compensation that either (a) would have been received by the Employee in the Plan Year, but for the Employee’s Salary Deferral election pursuant to Section 7.01, or (b) is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s Salary Deferral election pursuant to Section 7.01, would have been received by the Employee within two and one-half months after the close of the Plan Year or (v) contributed pursuant to Section 7.01(c)) to the Employee’s Statutory Compensation for the Plan Year; provided, however, that the Retirement Committee may elect, in a nondiscriminatory manner, to consider only that Statutory Compensation paid to the Employee while he was a Participant in the Plan. For purposes of this Section 2.02, Salary Deferrals shall be considered allocated on behalf of an Employee as of a date within a Plan Year if the allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date subsequent to such date, and the Salary Deferral is actually paid to the Trust no later than the close of the following Plan Year. The Actual Deferral Percentage with respect to any Highly Compensated Employee shall be determined by treating all plans of the Employer or an Affiliated Company in which the Highly Compensated Employee is eligible to participate (excluding plans that are not permitted to be aggregated under Treas. Reg. § 1.401(k)-1(b)(4)) as a single plan.
Sec. 2.03 “Adoption Agreement” means the document by which an Affiliated Company or any other entity, with the consent of the Board of Directors, adopts the Plan, joins in the Trust Agreement under the Plan, consents to the administration of the Plan, and becomes an “Employer” hereunder.
Sec. 2.04 “Affiliated Company” shall mean any entity which (i) with the Company, constitutes (a) a “controlled group of corporations” within the meaning of section 414(b) of the Code, (b) a “group of trades or businesses under common control” within the meaning of section 414(c) of the Code, or (c) an “affiliated service group” within the meaning of section 414(m) of the Code, (ii) is required to be aggregated with the Company under section 414(o) of the Code and the regulations thereunder or (iii) is determined by the Company to be treated as such for any or all purposes hereunder. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. When the term “Affiliated Company” is used in Section 6.03, sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of section 415(h) of the Code, which substitutes the phrase “more than 50 percent” for the phrase “at least 80 percent” in section 1563(a)(1) of the Code, which is then incorporated by reference in section 414(b).
Sec. 2.05 “Aggregation Group” shall mean the group of qualified plans sponsored by the Employer or by an Affiliated Company formed by including in such group (i) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, including any terminated plan that was maintained within the five year period ending on the Determination Date, (ii) all such plans which enable any plan described in clause (i) to meet the requirements of either section 401(a)(4) of the Code or section 410 of the Code, and (iii) such other qualified plans sponsored by the Employer or an Affiliated Company as the Employer elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of sections 401(a)(4) and 410 of the Code.
Sec. 2.06 “Alternate Payee” shall mean the person entitled to receive payments of benefits under the Plan pursuant to a QDRO.
Sec. 2.07 “Annual Addition” shall mean, for any Limitation Year, the sum of (1) Employer contributions (including Matching Contributions and Salary Deferral amounts other than Salary Deferrals contributed pursuant to Section 7.01(c)) allocated to the Participant’s Account; (2) Participant Contributions (including Voluntary Participant Contributions) allocated to the Participant’s Account; (3) forfeitures reallocable to the Participant’s Account; and (4) amounts described in section 415(l)(1) (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and 419A(d)(2) (relating to post-retirement medical or life insurance benefit accounts for Key Employees) of the Code. For the purposes of this Section 2.07, contributions to any qualified defined contribution plan sponsored by the Employer or by an Affiliated Company, and any forfeitures reallocated under any such plan, shall be considered to be contributions or reallocable forfeitures, as the case may be, under the Plan. Anything contained in this Section to the contrary notwithstanding, restoration contributions made by a Participant to any plan aggregated with the Plan under the preceding sentence, or any contribution received by this Plan or any such other plan that represents a direct transfer of a Participant’s benefit from another plan or a rollover of a distribution received from another plan shall not be considered a Participant contribution for the purposes of this Section.
Sec. 2.08 “Average Actual Deferral Percentage” shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of Employees in a specified group.
Sec. 2.09 “Average Contribution Percentage” shall mean the average (expressed as a percentage) of the Contribution Percentages of Employees in a specified group.

Sec. 2.10 “Beneficiary” shall mean the person or entity designated or otherwise determined to be such in accordance with Section 10.06.
Sec. 2.11 “Benefit Commencement Date” shall mean the date on which there is distributed to the Participant (or to the Beneficiary of a deceased Participant) the entire amount standing to his credit under the Plan, or, if distribution is to be made in more than one payment, the date on which the first such benefit payment is made to the Participant (or to the Beneficiary of a deceased Participant).
Sec. 2.12 “Board of Directors” shall mean the board of directors of UGI HVAC Enterprises, Inc.
Sec. 2.13 “Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar purpose.
Sec. 2.14 “Company” shall mean UGI HVAC Enterprises, Inc., a Delaware corporation, and any successor thereto that adopts the Plan.
Sec. 2.15 “Compensation” shall mean for any Plan Year:
(a) except as otherwise provided below in this definition, all compensation from personal services rendered to the Employer as defined in section 3401 of the Code, determined prior to giving effect to any Salary Deferral election made pursuant to the terms of this Plan or to any salary reduction election made pursuant to the Employer’s flexible benefits plan, including amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage, so long as the Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the Employer’s health plan. Compensation accrued by the Participant before a Participant’s severance from employment and paid within 2 1/2 months after the severance from employment shall be included in Compensation for all purposes under the Plan; provided, however, that (1) such Compensation, absent the severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer and is regular compensation for services during regular working hours, or compensation for services outside regular working hours (such as overtime), commissions or other similar compensation and (2) payments for accrued bona fide sick or other leave shall only be included in Compensation for this purpose if the Participant would have been able to use the leave if employment had continued. No amount shall be included in Compensation if otherwise excluded by the terms of section 415 of the Code. Effective January 1, 2009, Compensation shall include the amount of any differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.
(b) for purposes of Sections 5.01(b) and 7.01(b), “Compensation” shall mean the Compensation, as defined in subsection (a), that the Participant would have received during a period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Participant’s average earnings from an

Employer or an Affiliated Company for the twelve-month period immediately preceding the Participant’s period of Qualified Military Service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by law.
(c) only the first $200,000, as adjusted in accordance with section 401(a)(17)(B) of the Code and the regulations thereunder, of the aggregate amount described in subsections (a) and (b) of this definition shall be counted.
Sec. 2.16 “Contribution Percentage” shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of the sum of Voluntary Participant Contributions (including Salary Deferrals recharacterized as Voluntary Participant Contributions pursuant to Section 7.07) and Matching Contributions to the extent such Matching Contributions constitute a matching contribution within the meaning of section 401(m)(4)(A) of the Code (excluding any portion of a Matching Contribution that exceeds the greatest of (a) 5% of the Participant’s Statutory Compensation, (b) the Participant’s Salary Deferrals for the Plan Year or (c) the amount determined by multiplying two times the Participant’s Salary Deferrals for the Plan Year by the Plan’s representative matching rate (as determined under Treas. Reg. §1.401(m)-2(a)(5)(ii)), on behalf of the Employee for the Plan Year to the Employee’s Statutory Compensation for the Plan Year; provided, however, that the Retirement Committee may elect, in a nondiscriminatory manner, to consider only that Statutory Compensation paid to the Employee while he was a Participant in the Plan. The Contribution Percentage with respect to any Highly Compensated Employee shall be determined by treating all plans of the Employer or an Affiliated Company in which the Highly Compensated Employee is eligible to participate (excluding plans that are not permitted to be aggregated under Treas. Reg. § 1.401(m)-1(b)(4)) as a single plan. For purposes of determining the Contribution Percentage, the Employer or the Retirement Committee may take into account, in accordance with Treasury Regulations, Salary Deferrals made pursuant to Article VII (excluding Salary Deferrals contributed pursuant to Section 7.01(c)).
Sec. 2.17 “Determination Date” shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of the first Plan Year.
Sec. 2.18 “Effective Date” shall mean November 1, 2000. The effective date of this amended and restated Plan shall mean January 1, 2008.
Sec. 2.19 “Employee” shall mean each person in the employ of the Employer, other than (i) any person in a category of employees excluded from coverage under the Plan by the terms of an Adoption Agreement or board resolution, (ii) any person whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, unless the collective bargaining agreement provides for the inclusion of such person as a Participant in the Plan, (iii) any person who, as to the United States, is a non-resident alien with no U.S. source income from the Employer, (iv) any person who is a leased employee, and (v) any person whom the Employer determines, in its sole discretion based on the criteria set forth in Treas. Reg. § 31.3401(c)-1, is not a common law employee.
For purposes of this section, “leased employee” shall mean any person who is not an employee of the Employer, but who provides services to the Employer, if (a) such services are provided pursuant to an agreement between the Employer and any leasing organization, (b) such person has performed such services for the Employer on a substantially full-time basis for a period of at least 1 year, and (c) such services are performed under the primary direction or control of the Employer; provided, however, that no such individual shall be considered a leased employee if (1) leased employees do not constitute more than 20% of the ‘nonhighly compensated work force’ within the meaning of section 414(h)(5)(C) of the Code of the Employer and Affiliated Companies and (2) the individual is covered by a qualified money purchase pension plan sponsored by the leasing organization that provides for (A) full and immediate vesting, (B) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, and (C) immediate participation for each employee of the leasing organization (other than an employee who performs substantially all his services for the leasing organization or an employee whose compensation (as defined in section 414(n)(5)(C) of the Code) from the leasing organization in each plan year during the four-year period ending with the current plan year is less than $1,000).
Sec. 2.20 “Employer” shall mean the Company and any Affiliated Company or other entity which, with the consent of the Board of Directors, adopts this Plan and joins in the corresponding Trust Agreement as identified in Appendix A.
Sec. 2.21 “Employment Commencement Date” shall mean, with respect to any individual, the first date on which that individual performs an Hour of Service in the employ of an Employer, or an Affiliated Company, whether or not such service was performed as an Employee.
Sec. 2.22 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
Sec. 2.23 “Excused Absence” means any of the following:
(a) absence on leave granted by an Employer for any cause for the period stated in such leave or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing; provided that the Employer gives similar treatment to all Employees in similar circumstances;
(b) absence in the armed forces of the United States or government service; or
(c) absence by reason of illness or disability until such time as the employment relationship between Employer and the Employee is severed.
Sec. 2.24 “Five-percent Owner” shall mean, as to any entity, any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than five percent (5%) of the outstanding series of stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of such entity. Where an entity is not a corporation, a person shall be considered a “Five-percent Owner” if he owns more than five-percent (5%) of either the capital or the profits interest in the entity.
Sec. 2.25 “Highly Compensated Employee” shall mean any employee who performed services for an Employer or an Affiliated Company during the Plan Year for which a determination is being made and who:
(a) was at any time in the Plan Year or the immediately preceding Plan Year a Five-percent Owner; or
(b) for the immediately preceding Plan Year, received Statutory Compensation from the Employer or an Affiliated Company in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with section 414(q) of the Code.
A former employee shall be treated as a Highly Compensated Employee, if such employee was a Highly Compensated Employee when such Employee separated from service or such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).
Sec. 2.26 “Hour of Service” shall mean each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Company. Hours of Service shall be computed and credited in a manner consistent with regulations promulgated by the Secretary of Labor (published at 29 Code of Federal Regulations § 2530.200b-2).
For the purposes of this Section, the term “employee” means any person with whom the Employer or an Affiliated Company maintains an employer-employee relationship under general principles of law, or under the provisions of section 414(n) of the Code if section 414(n)(5) does not apply to negate the applicability of section 414(n).
Sec. 2.27 “Investment Fund” shall mean any fund(s) established pursuant to Section 8.01 for the investment of the assets of the Trust Fund.
Sec. 2.28 “Investment Manager” shall mean any fiduciary (other than the Trustee or Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who has qualified as an “investment manager” within the meaning of section 3(38) of ERISA.
Sec. 2.29 “Key Employee” shall mean a person employed or formerly employed by the Employer or an Affiliated Company who, during the Plan Year was any of the following:
(a) An officer of the Employer or of an Affiliated Company having an annual compensation of more than (i) fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the Plan Year or (ii) $130,000 or such other amount as my be in effect under section 416(i)(1)(A)(i) of the Code. An individual shall be considered an officer only if he (A) is in the regular and continuous employ of the Employer or Affiliated Company, (B) has been designated as an officer pursuant to election or appointment by the Board of Directors or other person or governing body having authority to elect or appoint officers of the Employer or Affiliated Company, and (C) is an administrative executive. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of section 416(i) of the Code and the regulations published thereunder.
(b) A Five-percent Owner of the Employer.
(c) A person who is both an Employee whose annual Statutory Compensation from the Employer and all Affiliated Companies exceeds one hundred fifty thousand dollars ($150,000) and who is a One-percent Owner.
The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.
Sec. 2.30 “Key Employee Ratio” shall mean the ratio for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by comparing the amount described in subsection (a) hereof with the amount described in subsection (b) hereof, after deduction from both such amounts of the amount described in subsection (c) hereof.
(a) The amount described in this subsection (a) is the sum of (1) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (2) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (3) either (A) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date or (B) the sum of the amount of any in-service distributions during the period of five (5) Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Participant from all plans in the Aggregation Group.
(b) The amount described in this subsection (b) is the sum of (1) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (2) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (3) either (A) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date or (B) the sum of the amount of any in-service distributions during the period of five (5) Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Participant from all plans in the Aggregation Group.
(c) The amount described in this subsection (c) is the sum of (1) all rollover contributions (or similar transfers) to the Plan initiated by an Employee, (2) any amount that would have been included under subsection (a) or subsection (b) hereof with respect to any individual who has not rendered service to any Employer at any time during the one-year period ending on the Determination Date for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.
Sec. 2.31 “Limitation Year” shall mean the Plan Year unless a different “Limitation Year” is designated by the Board of Directors by resolution.
Sec. 2.32 “Matching Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to Employer Matching Contributions allocated to such Participant’s Account, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.
Sec. 2.33 “Matching Contribution” shall mean an Employer contribution made pursuant to Section 4.01(b).
Sec. 2.34 “Named Appeals Fiduciary” shall mean the person or persons designated as such pursuant to Section 15.03.
Sec. 2.35 “Named Fiduciary” shall mean the Company, the Trustee, the Retirement Committee (if other than the Company) and the Named Appeals Fiduciary. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under the Plan or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.
Sec. 2.36 “Nonhighly Compensated Employee” shall mean an employee who is not a Highly Compensated Employee.
Sec. 2.37 “Non-Key Employee” shall mean any person who is employed by the Employer in any Plan Year, but who is not a Key Employee as to that Plan Year.
Sec. 2.38 “Normal Retirement Age” shall mean a Participant’s sixty-fifth (65th) birthday or, if later, the fifth anniversary of the Participant’s Employment Commencement Date.
Sec. 2.39 “Normal Retirement Date” shall mean the first day of the month coinciding with or next following a Participant’s attainment of Normal Retirement Age.
Sec. 2.40 “One-percent Owner” shall mean, as to any entity any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all of the stock of such entity. Where an entity is not a corporation, a person shall be considered a “One-percent Owner” if he owns more than one percent (1%) of either the capital or the profits interest in the Employer.
Sec. 2.41 “Participant” shall mean any person who has been or who is an Employee and who has been admitted to participation in the Plan pursuant to the provisions of Article III. The term “Participant” shall include Active Participants (those Participants who are currently eligible to share in Employer contributions to the Plan), Inactive Participants (those employees of the Employer or an Affiliated Company who previously were Active Participants but currently are not because they are no longer employed in an “Employee” status), Retired Participants (those former Employees presently receiving benefits under the Plan), and Vested Participants (those former Active or Inactive Participants or Employees, other than Retired Participants, who have a vested interest under the Plan).
Sec. 2.42 “Plan” shall mean the UGI HVAC Enterprises, Inc. Savings Plan as set forth herein, and as the same may from time to time hereafter be amended.
Sec. 2.43 “Plan Year” shall mean the calendar year.
Sec. 2.44 “QDRO” shall mean a “qualified domestic relations order” within the meaning of section 206(d)(3)(B) of ERISA.
Sec. 2.45 “Qualified Military Service” shall mean any service in the uniformed service (as defined in chapter 43 of title 38, United States Code) where the Participant’s right to reemployment is protected by law.
Sec. 2.46 “Retirement Committee” shall mean the person or committee named as such pursuant to the provisions of Article XIII or, in the absence of any such appointment, the Company.
Sec. 2.47 “Rollover Account” shall mean so much of a Participant’s Account as consists of amounts contributed to the Plan by an Employee pursuant to Section 5.06(a), including all earnings and gains attributable thereto, and reduced by losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom; provided, however, that a separate subaccount shall be maintained within a Participant’s Rollover Account for the portion of amounts contributed to the Plan pursuant to Section 5.06 consisting of after-tax contributions.
Sec. 2.48 “Salary Deferrals” shall mean the portion of a Participant’s Compensation which is reduced in accordance with Section 7.01 and with respect to which a corresponding contribution is made to the Plan by the Employer pursuant to Section 4.01(a).
Sec. 2.49 “Salary Deferral Account” shall mean so much of a Participant’s Account as consists of amounts contributed to the Plan by the Employer pursuant to the provisions of Section 4.01(a) and allocated to the Account of the Participant pursuant to the provisions of Section 6.01, including all earnings and accretions attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.
Sec. 2.50 “Spouse” shall mean (a) the person to whom the Participant was married on his Benefit Commencement Date, or (b) if the Participant’s Benefit Commencement Date had not occurred at the time of his death, the person to whom the Participant was married at the time of his death. When the word “spouse” is used without an initial capital letter in the Plan, it shall mean the person to whom the Participant was married or is married as of the date of reference.
Sec. 2.51 “Statutory Compensation” shall mean, as to any year or other period of reference, (i) for purposes of Sections 6.03 and Article XII and the defined terms used therein (other than “Key Employee”) the amount of the Participant’s remuneration that qualifies as compensation within the meaning of section 415(c)(3) of the Code, as amplified by Treas. Reg. § 1.415-2(c)-2(a), including all the special timing rules set forth in Treas. Reg. § 1.415(c)-2(e) (including all the mandatory and optional items of compensation described in the special timing rules set forth in Treas. Reg. §§ 1.415(c)-2(e)(iii)) and 1.415(c)-2(g) and including (a) amounts that are excluded from gross income under section 125 (including any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage, so long as the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Employer’s health plan), 402(e)(3), 402(h) or 403(b) of the Code, and (b) amounts that are excluded from gross income under section 132(f)(4) of the Code, (b) for purposes of Sections 4.04 and 7.06 and the defined terms used therein (other than “Highly Compensated Employee”), the Participant’s remuneration that qualifies as compensation within the meaning of section 414(s) of the Code, including the amount of any Salary Deferrals made hereunder, and (iii) for purposes of Sections 2.25 and 2.29, the same as in (i) above as modified by section 414(q) of the Code.
“Statutory Compensation” shall include the “Statutory Compensation” that the Participant would have received during a period of Qualified Military Service (or, if the amount of such Statutory Compensation is not reasonably certain, the Participant’s average earnings from an Employer or an Affiliated Company for the twelve-month period immediately preceding the Participant’s period of Qualified Military Service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by law. Only the first $200,000, as adjusted in accordance with section 401(a)(17)(B) of the Code and the regulations thereunder, of the amount otherwise described in this Section shall be counted, except that this limitation shall not apply for purposes of Section 6.03.
Sec. 2.52 “Transfer Account” shall mean so much of a Participant’s Account as consists of amounts transferred to the Plan pursuant to Section 5.06, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto and expenses chargeable thereagainst and by all withdrawals and distributions therefrom.
Sec. 2.53 “Trust Fund” shall mean all of the assets of the Plan held by the Trustee under the Trust Agreement.
Sec. 2.54 “Trust Agreement” shall mean the agreement and declaration of trust executed for purposes of providing a vehicle for investment of the assets of the Plan as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements or other instruments as may be executed for purposes of providing a vehicle for investment of the assets of the Plan.
Sec. 2.55 “Trustee” shall mean the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.
Sec. 2.56 “UGI Stock” shall mean common stock of UGI Corporation, a Pennsylvania corporation or any successor thereto.
Sec. 2.57 “UGI Stock Fund” shall mean the Investment Fund invested and reinvested exclusively in the UGI Stock, and sufficient cash to assure liquidity.
Sec. 2.58 “Valuation Date” shall mean the last day of the Plan Year and each other interim date during the Plan Year on which a valuation of the Trust Fund is made or, with respect to any assets of the Plan held in an open end mutual fund, each business day.
Sec. 2.59 “Voluntary Participant Contribution” shall mean a contribution made to the Plan by a Participant pursuant to Section 5.01, and shall also include Salary Deferrals which are recharacterized as Voluntary Participant Contributions pursuant to Section 7.07.
Sec. 2.60 “Voluntary Participant Contribution Account” shall mean so much of a Participant’s Account as consists of amounts attributable to the Participant’s Voluntary Contributions, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom. Such account shall consist of a matched and unmatched subaccount, reflecting amounts attributable to Voluntary Participant Contributions with respect to which an Employer Matching Contribution was and was not made respectively.

ARTICLE III
PARTICIPATION ELIGIBILITY
Sec. 3.01 Eligibility to Participate. Each individual shall become an Active Participant on the later of (a) the Effective Date, (b) his Employment Commencement Date or (c) the date on which he becomes an Employee.
Sec. 3.02 Procedure for and Effect of Admission. Each Employee who becomes eligible for admission to participation in the Plan shall complete such forms (or follow such procedures) and provide such data as are reasonably required by the Retirement Committee as a precondition of such admission. By becoming a Participant, each Employee shall for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.
Sec. 3.03 Changes in Status. A Participant who ceases to be employed as an Employee (whether or not he is still employed by the Employer or an Affiliated Company) shall no longer be eligible to participate in the Plan as an Active Participant until he again becomes an Employee, in which case he shall again become an Active Participant in accordance with the provisions of Section 3.01. In the event that a person who has been in the employ of the Employer in a category of employment not eligible for participation in the Plan (or who has been employed by an Affiliated Company) becomes an Employee by reason of a change in status to a category of employment eligible for participation, he shall become an Active Participant in accordance with the provisions of Section 3.01.

ARTICLE IV
EMPLOYER CONTRIBUTIONS
Sec. 4.01 Employer Contributions.
(a) Salary Deferral Contributions. The Employer shall contribute to the Plan with respect to each Plan Year an amount equal to the aggregate Salary Deferrals of its Employees for such Plan Year, as determined pursuant to Salary Deferral elections in force pursuant to Article VII.
(b) Matching Contributions. For each pay period during a Plan Year, the Employer shall contribute to the Plan, on behalf of each Participant who has made Salary Deferrals and/or Voluntary Participant Contributions under Section 6.01(a) and/or 7.01(a), as applicable, for such pay period, an amount equal to 50% of each such Participant’s Salary Deferrals and Voluntary Participant Contributions for the pay period which, in the aggregate, are not in excess of five percent (5%) of the Participant’s Compensation for such pay period. With respect to Salary Deferrals under Section 6.01(b) and/or Section 7.01(b), the Employer shall contribute to the Plan an amount equal to the Matching Contributions that would have been required had such Salary Deferrals and/or Voluntary Participant Contributions been made during the period of Qualified Military Service.
(c) Timing of Contributions.
(1) Contributions made pursuant to Section 4.01(a) shall be made as soon as administratively practicable after such contributions were withheld from the Participant’s Compensation, but in each case at least by the end of the applicable pay period and no later than the fifteenth (15th) business day of the month following the pay period in which such contributions were withheld from the Participant’s Compensation.
(2) All contributions made pursuant to Section 4.01(b) shall be made not later than the date established for the filing of the Employer’s federal income tax return for the fiscal year of the Employer ending with or within the Plan Year for which the contribution is made (including any extensions of such filing date).
Sec. 4.02 Contingent Nature of Contributions. Each contribution made by the Employer pursuant to the provisions of Section 4.01 is hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contribution is made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.
Sec. 4.03 Exclusive Benefit; Refund of Contributions. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted, to purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust).

Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the following limitations:
(a) Initial Nonqualification. If, upon the timely filing of a determination letter application on the qualified status of the Plan, the Plan is determined not to initially satisfy the qualification requirements of section 401(a) of the Code, and if the Employer decline to amend the Plan to satisfy such qualification requirements of section 401(a) of the Code, contributions made prior to the determination that the Plan has failed to qualify shall be returned to the Employer within one (1) year of such determination.
(b) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed, in whole or in part, for any contribution made by an Employer, or such contribution, in whole or in part, is otherwise nondeductible and recovery thereof is permitted, the Trustee shall refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance or as otherwise permitted by applicable administrative rules.
(c) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of an Employee, or a mathematical error), so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.
In the event that any refund is paid to the Employer hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto. All refunds shall be deducted from among the Accounts of the Participants. To the extent that the amount of the refund can be identified to one or more specific Participants and Accounts of such Participants, it shall be deducted directly from each such Account in the amount identifiable thereto. To the extent any such refund is attributable to Salary Deferrals, such refund, upon receipt by the Employer, shall be promptly paid over (net of such taxes as must be withheld by law) to the Participant from whose Account such amount was returned (or to the Participant’s Beneficiary in the case of the death of the Participant).
Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to an Account of any Participant in excess of one hundred percent (100%) of the amount in such Account nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants, or Beneficiaries. In the case that such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

All refunds pursuant to this Section shall be limited in amount, circumstance and timing to the provisions of section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to section 401(a) of the Code.
Sec. 4.04 Employer and Participant Contribution Nondiscrimination Provisions.
(a) For any Plan Year:
(1) The Average Contribution Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 1.25; or
(2) The Average Contribution Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for such eligible Highly Compensated Employees does not exceed the Average Contribution Percentage for such eligible Nonhighly Compensated Employees by more than two (2) percentage points.
(b) For purposes of Sections 4.04(a) and 4.04(b), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that (i) this Plan must be aggregated with any such other plan for purposes of satisfying the nondiscrimination tests of section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, or (ii) the Retirement Committee elects to treat this Plan and any such other plan as a single plan, so long as such plans as aggregated would satisfy the nondiscrimination tests of sections 401(a)(4) and 410(b) of the Code.
(c) The determination and treatment of the Voluntary Participant Contributions, Matching Contributions (to the extent required) and Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
Sec. 4.05 Correction of Discriminatory Contributions.
(a) Should the nondiscrimination tests of Section 4.04(a) not be satisfied for any Plan Year, the Retirement Committee shall (1) determine the amount by which the Actual Contribution Percentage for the Highly Compensated Employee or Employees with the highest Actual Contribution Percentage(s) for the Plan Year would need to be reduced to comply with the limit in Section 4.04(a), (2) convert the excess percentage amounts determined under clause (1) into a dollar amount, and (3) reduce the excess contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Matching Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employees’ Matching Contributions exceeds the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions or (B) the amount of the excess dollar amount determined under clause (2). This process shall be repeated until the Matching Contributions of the Highly Compensated Employees has been reduced by an amount equal to the excess dollar amount determined under clause (2).
(b) The Contribution Percentage of any Highly Compensated Employee which must be reduced pursuant to subsection (a) shall be reduced, within twelve (12) months of the close of the Plan Year with respect to which the reduction applies, by (i) first distributing Voluntary Participant Contributions, if any, made by such Highly Compensated Employee with respect to which Matching Contributions were made, (ii) then by distributing Voluntary Participant Contributions, if any, made by such Highly Compensated Employee with respect to which no Matching Contributions were made, and (iii) then by distributing, or if forfeitable, forfeiting such other Matching Contributions (plus income calculated as described in Section 4.05(d)) allocated on behalf of such Highly Compensated Employee. In the event a Participant receives a distribution of Voluntary Participant Contributions, the Participant shall forfeit any Matching Contributions (plus income calculated as described in Section 4.05(d)) allocated to the Participant by reason of the distributed Voluntary Participant Contributions. Matching Contributions forfeited pursuant to this Section 4.05(b) shall be applied to reduce future Employer Contributions to the Plan.
(c) Should the nondiscrimination test of Section 4.04(b) not be satisfied for any Plan Year, the Actual Deferral Percentage of the applicable Highly Compensated Employees shall be reduced, in accordance with Section 7.07.
(d) Any distribution or forfeiture of Voluntary Participant Contributions or Matching Contributions necessary pursuant to subsection (b) shall include a distribution or forfeiture of the income, if any, allocable to such distributed or forfeited contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution or forfeiture (or a date that is no more than seven days prior to the date of distribution or forfeiture), (the “gap period income”) and shall be determined in a manner consistent with Treasury Regulations, using a uniformly applicable method determined by the Retirement Committee. Notwithstanding the foregoing, effective with respect to Voluntary and/or Matching Contributions that are contributed to the Plan in any Plan Year commencing January 1, 2008 or later, the distribution or forfeiture of Voluntary Participant Contributions or Matching Contributions necessary pursuant to subsection (b) shall include the income, if any, allocable to such distributed or forfeited contributions determined as of the last day of the Plan Year preceding such distribution or forfeiture, without regard to gap period income.

ARTICLE V
PARTICIPANT CONTRIBUTIONS
Sec. 5.01 Voluntary Participant Contributions.
(a) Any Active Participant may elect, on a form prescribed by the Retirement Committee or its delegate, to contribute to the Plan on an after-tax basis, through ordinary payroll deductions or such other manner as the Retirement Committee may prescribe, an amount equal to from one percent (1%) to fifteen percent (15%) (effective January 1, 2009, twenty percent (20%)), in whole percentages, of his Compensation, provided, however, that Voluntary Participant Contributions, in combination with Salary Deferrals, may not exceed twenty percent (20%) (effective January 1, 2009, fifty percent (50%)) of Compensation.
(b) A Participant who returns to employment with the Employer or an Affiliated Company following a period of Qualified Military Service shall be permitted to make additional Voluntary Participant Contributions within the limits described in subsection (a), up to an amount equal to the Voluntary Participant Contributions that the Participant would have been permitted to contribute to the Plan if he continued to be employed and received Compensation during the period of Qualified Military Service. Voluntary Participant Contributions under this Section may be made during the period which begins on the date such Participant returns to employment and which has the same length as the lesser of (a) three (3) multiplied by the period of Qualified Military Service and (b) five (5) years. The Voluntary Participant Contributions shall be subject to the limitations described in the Plan for the Plan Year which such contributions relate.
Sec. 5.02 Effective Date of Voluntary Participant Contributions. An Active Participant’s election to make Voluntary Participant Contributions pursuant to Section 5.01 shall become effective as of the first payroll period beginning on or after the date on which the Employee first becomes an Active Participant in the Plan; provided he has first completed the requisite enrollment and election forms. An Employee who does not make a Voluntary Participant Contribution election when he first becomes an Active Participant hereunder, may make such an election effective as of the first day of any subsequent payroll period in accordance with procedures to be developed by the Retirement Committee.
Sec. 5.03 Increase in Voluntary Participant Contribution. A Participant may increase the rate of his Voluntary Participant Contributions, within the limitations set forth in Section 5.01, by filing a new Voluntary Participant Contribution election with the Retirement Committee at such time in advance as the Retirement Committee may prescribe to be effective as soon as practicable.
Sec. 5.04 Reduction or Suspension of Voluntary Participant Contributions.
(a) A Participant may voluntarily reduce or suspend his Voluntary Participant Contribution election, effective as of the end of any payroll period in such manner, and in accordance with such procedures, as may be prescribed by the Retirement Committee. A Participant whose Voluntary Participant Contributions are suspended hereunder may recommence Voluntary Participant Contributions by filing a new Voluntary Participant Contribution election in accordance with the procedures outlined above to be effective as soon as practicable.
(b) A Participant shall have his Voluntary Participant Contribution election automatically suspended for any period during which the Participant is on Excused Absence and during which he is not receiving Compensation from his Employer. Such a Participant shall have his Voluntary Participant Contribution election automatically reinstated, and deductions from his Compensation pursuant thereto shall resume, effective as of the first payroll period beginning on or after his return from such Excused Absence.
Sec. 5.05 Limitations on Voluntary Participant Contributions.
(a) The Voluntary Participant Contribution amounts set forth in any election to make such contributions shall be tentative and shall become final only after the Employer or the Retirement Committee has made such adjustments thereto as they (or either of them) deem necessary to meet the requirements of Section 4.04.
(b) All amounts withheld or contributed pursuant to an election to make Voluntary Participant Contributions thereafter delivered to the Trustee shall be so delivered only if the Employer in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations set forth in Section 4.04. If any amount shall be contributed or withheld from the Compensation of a Participant pursuant to an election to make Voluntary Participant Contributions which exceeds the maximum amount permissible pursuant to Section 4.04 for any Plan Year, then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed to the appropriate Participants in accordance with Section 4.05, any other provision of the Plan to the contrary notwithstanding.
Sec. 5.06 Rollover and Transfer Contributions.
(a) For periods beginning on or after January 1, 2009, the Plan shall accept on behalf of any Employee, whether or not he has met the requirements for participation in the Plan, cash equal to (i) all or a portion of the amount received by the Employee as a distribution from, or (ii) an amount transferred directly to the Plan (pursuant to section 401(a)(31) of the Code) on the Employee’s behalf by the trustee of, an eligible retirement plan (as defined in Section 10.14(b)(2) of the Plan), but only if the deposit qualifies as an eligible rollover distribution as defined in section 402, 403, 408, or 457 of the Code, as applicable. Notwithstanding the foregoing, the Plan shall not accept a rollover from a Roth 401(k) account described in section 402A(e)(1) of the Code or a Roth IRA described in section 408A of the Code. To the extent permitted by the Retirement Committee, the Plan shall accept, on behalf of any Participant who became an Employee in connection with the acquisition of the capital stock of Conectiv Services, Inc. by UGI Enterprises, Inc., outstanding loans, as part of a rollover of the Participant’s account under the Conectiv Services, Inc. 401(k) Savings Plan; provided, however, that the Participant rolls over to the Plan the entire amount that is eligible for rollover from the Conectiv Services, Inc. Savings Plan. If the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Participant. Rollover amounts shall be invested in accordance with the provisions of Article VIII.
(b) If the Retirement Committee permits transfer contributions from a plan maintained by an employer which is not an Affiliated Company, the Plan shall accept on behalf of a Participant a transfer of the interest of such Participant directly from another plan qualified under section 401(a) of the Code. If the amount received is transferred from another plan which is not qualified under section 401(a) of the Code, the amount shall be refunded to the Participant. The Plan shall not accept any transferred amount if such receipt would cause the Plan to be subject to the provisions of sections 401(a)(11) and 417 of the Code with respect to such Employee, or if such receipt would cause the Plan to fail to satisfy the requirements of section 411(d)(6) of the Code. Transfer amounts shall be invested in accordance with the provisions of Article VIII. Where permitted by the Retirement Committee, transfer amounts shall be treated as if an appropriate portion were credited to the Participant’s Accounts based upon the type of contribution or contributions giving rise to the amount originally rolled over or transferred to this Plan.
(c) The benefit of an Employee held under another tax-qualified savings plan maintained by an Affiliated Company shall be transferred to this Plan upon such Employee becoming eligible to participate hereunder; provided, however, that (1) the Participant’s accounts under the other tax-qualified savings plan are invested, prior to the transfer, in investment funds which are comparable to those that are available under the Plan and (2) any such amounts shall be vested in accordance with the plan from which they were transferred. To the extent required by section 411(d)(6) of the Code, a Participant shall be entitled to receive the portion of his Account transferred to the Plan pursuant to this Section 5.06(c) in the form or forms and at the time or times he would have been entitled to receive such benefit under the plan from which his benefit was transferred; provided, however, that the form of distribution shall be determined solely under this Plan if the Participant consents to the transfer. The Plan otherwise shall not accept any transferred amount if such receipt would cause the Plan to fail to satisfy the requirements of section 411(d)(6) of the Code. Except as otherwise required by applicable law, upon such transfer, such benefit shall be payable pursuant to the terms hereof and shall not be payable from such other plan.

ARTICLE VI
ALLOCATION OF EMPLOYER CONTRIBUTIONS
Sec. 6.01 Allocation of Salary Deferral Amounts. There shall be directly and promptly allocated to the Salary Deferral Account of each Participant the Salary Deferral amounts contributed by the Employer to the Plan pursuant to Section 4.01(a), by reason of any Salary Deferral election in force with respect to that Participant.
Sec. 6.02 Allocation of Matching Contributions.
(a) Matching Contributions made pursuant to Section 4.01(b) in respect of an Employer shall be allocated, as of the last day of the pay period for which such Contributions were made, to the Matching Contribution Accounts of all Active Participants of such Employers eligible for an allocation thereof in an amount determined pursuant to Section 4.01(b).
(b) If the allocation of a Matching Contribution to a Participant’s Matching Contribution Account exceeds the maximum amount permissible pursuant to Section 4.04 for any Plan Year then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed or forfeited as the case may be, in accordance with Section 4.05, any other provision of the Plan to the contrary notwithstanding.
Sec. 6.03 Annual Additions Limitations.
(a) In no event shall the Annual Addition to a Participant’s Account for any Limitation Year exceed the lesser of:
(1) $40,000, as adjusted in accordance with section 415(d) of the Code and the regulations thereunder, or
(2) one hundred percent (100%) of such Participant’s Statutory Compensation for the Limitation Year.
The limitation referred to in Section 6.03(a)(2) shall not apply to any contribution for medical benefits within the meaning of section 419(A)(f)(2) of the Code after separation from service which is otherwise treated as an Annual Addition, or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.
(b) In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum amount permissible hereunder, the Participant’s share of Matching Contributions for that Limitation Year shall be reduced to the extent necessary to result in conformity to the limitations expressed herein. If further reduction in the amount allocable to the Participant’s Account is required, then, to the extent necessary, there shall be returned to the Participant the following contributions in the order as stated: (1) Voluntary Participant Contributions, and (2) Salary Deferral contributions; provided, however, that, any such excess Salary Deferrals may be recharacterized as Salary Deferrals contributed pursuant to Section 7.01(c) to the extent permitted by section 414(v) of the Code and regulations issued thereunder. The Retirement Committee shall have full authority to take whatever corrective measures may be necessary, including retroactive adjustment of Account balances, in order to ensure compliance with the requirements of this Section and the underlying requirements of section 415 of the Code. Effective January 1, 2008, any distribution of amounts otherwise allocable to the Account of a Participant as described above shall be made in accordance with the rules and procedures set forth in Rev. Proc. 2008-50 and any successor thereto.
Sec. 6.04 Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with sections 414(u) and 401(a)(37) of the Code.

ARTICLE VII
SALARY DEFERRAL ELECTIONS
Sec. 7.01 Salary Deferral Election.
(a) Subject to the limitations set forth in Sections 7.05 or elsewhere in this Plan, each Active Participant may in the manner prescribed by the Retirement Committee elect to reduce his Compensation through payroll reductions by an amount equal to from one percent (1%) to fifty percent (50%), in whole percentages, of his Compensation, provided, however, that Salary Deferrals, in combination with Voluntary Participant Contributions, may not exceed fifty percent (50%) of Compensation.
(b) A Participant who returns to employment with the Employer or an Affiliated Company following a period of Qualified Military Service shall be permitted to make additional Salary Deferrals within the limits described in subsections (a) and (c), up to an amount equal to the Salary Deferrals that the Participant would have been permitted to contribute to the Plan if he had continued to be employed and received Compensation during the period of Qualified Military Service. Salary Deferrals under this Section may be made during the period which begins on the date such Participant returns to employment and which has the same length as the lesser of (a) three (3) multiplied by the period of Qualified Military Service and (b) five (5) years. Except as otherwise provided, in subsection (c), the Salary Deferral made under this subsection shall be subject to the limitations described in the Plan for the Plan Year to which such contributions relate.
(c) A Participant who has attained, or will attain age 50 prior to the end of a Plan Year may elect to reduce his Compensation by an amount equal to from one (1%) to fifty percent (50%), in whole percentages, of his Compensation; provided, however, that (1) Salary Deferrals shall not be treated as contributed pursuant to this subsection (c) unless the Participant is unable to make additional Salary Deferrals for the Plan Year under subsection (a) due to limitations imposed by the Plan or applicable federal law and (2) the amount contributed pursuant to this subsection (c) for any Plan Year and, to the extent required by Treasury Regulations, any other elective deferrals contributed on the Participant’s behalf pursuant to section 414(v) of the Code for the Plan Year shall not exceed the lesser of (A) $1,000 (or such other amount as may be applicable under section 414(v) of the Code) or (B) the excess of the Participant’s Statutory Compensation for the Plan Year over the Salary Deferrals contributed on the Participant’s behalf under Sections 7.01(a) and (b) for the Plan Year. Salary Deferrals under this subsection (b) shall not be subject to the limitations described in Sections 6.03, 7.05 or 7.06.
Sec. 7.02 Effective Date of Salary Deferral Elections. A Salary Deferral election shall become effective as of the first payroll period beginning on or after the date on which the Employee first becomes an Active Participant in the Plan; provided he has first completed the requisite enrollment and election forms or followed such other procedures as may be designated by the Retirement Committee. An Employee who does not make a Salary Deferral election when he first becomes an Active Participant hereunder may, in the manner prescribed by the Retirement Committee, make such an election effective as of the first day of any subsequent payroll period.
Sec. 7.03 Increase in Salary Deferrals. A Participant may at such time in advance as the Retirement Committee may prescribe, in the manner prescribed by the Retirement Committee, increase the rate of his Salary Deferrals, within the limits prescribed by Section 7.05 to be effective as soon as practicable.
Sec. 7.04 Reduction or Suspension of Salary Deferrals.
(a) A Participant may, in the manner prescribed by the Retirement Committee and at such time in advance as may be prescribed by the Retirement Committee, voluntarily reduce or suspend his Salary Deferral election, effective as of the end of any payroll period. A Participant whose Salary Deferrals are suspended hereunder may recommence Salary Deferrals, by making an election in accordance with procedures established by the Retirement Committee to be effective as soon as practicable.
(b) A Participant shall have his Salary Deferral election automatically suspended for any period during which the Participant is on Excused Absence and during which he is not receiving Compensation from his Employer. Such a Participant shall have his Salary Deferral election automatically reinstated, and reductions from his Compensation pursuant thereto shall resume, effective as of the first payroll period beginning on or after his return from such Excused Absence.
Sec. 7.05 Salary Deferral Limitations.
(a) The Salary Deferral amounts set forth in any Salary Deferral election shall be tentative and shall become final only after the Employer or the Retirement Committee has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan and to satisfy all applicable requirements of section 401(k) or 414(v) of the Code.
(b) All amounts withheld pursuant to a Salary Deferral election and thereafter delivered to the Trustee shall be so delivered only if the Employer in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations set forth in Section 7.06. If any amount shall be withheld from the Compensation of a Participant pursuant to a Salary Deferral election which exceeds the maximum amount permissible pursuant to Section 7.06 for any Plan Year (or section 414(v) of the Code with respect to Salary Deferrals under Section 7.01(c)), then, prior to the close of the following Plan Year, such excess amounts (and to the extent required any income allocable thereto) shall be distributed to the appropriate Participants, or recharacterized in accordance with Section 7.07.
(c) Notwithstanding anything contained herein to the contrary, no Participant shall be permitted to have Salary Deferrals made under this Plan (reduced by Salary Deferrals contributed pursuant to Section 7.01(c), previously returned to the Participant pursuant to Section 6.03 or distributed or recharacterized pursuant to Section 7.07) and elective deferrals under any other cash or deferred arrangement maintained pursuant to section 401(k) of the Code (whether or not maintained by the Employer or an Affiliated Company) during any calendar year in excess of $7,000 (or such other amount as is applicable for a calendar year under section 402(g) of the Code).
(d) Should a Participant claim that his Salary Deferrals under this Plan (reduced by Salary Deferrals contributed pursuant to Section 7.01(c) or previously distributed or recharacterized pursuant to Section 7.07) when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code (whether or not maintained by the Employer or an Affiliated Company) exceed the limit imposed by section 402(g) of the Code for the calendar year in which the deferrals occurred, the Retirement Committee shall notwithstanding any other provision of the Plan (1) distribute, by April 15 of the following calendar year, the amount of Salary Deferrals specified in the Participant’s claim, plus earnings thereon or (2) recharacterize such excess Salary Deferrals as Salary Deferrals contributed pursuant to Section 7.01(c). The earnings and losses allocable to such excess Salary Deferrals shall include earnings for the Plan Year for which the excess Salary Deferrals were made and for the period between the end of such Plan Year and the date of the distribution. The earnings and losses allocable to excess Salary Deferrals shall be equal to the allocable earnings and losses for the Plan Year plus the earnings and losses allocated under this Section 7.05(d) to the period between the end of the Plan Year and the date of distribution (the so-called “gap period income”) and shall be determined as of a date that is no more than seven days prior to the date of distribution. Notwithstanding the foregoing, effective with respect to Salary Deferrals that are contributed to the Plan in any Plan Year commencing January 1, 2008 or later, any distribution or recharacterization of excess Salary Deferrals pursuant to this subsection (d) shall include the income, if any, allocable to such excess Salary Deferrals, determined as of the last day of the Plan Year preceding such distribution or recharacterization, without regard to gap period income.
(e) The Participant’s claim shall be in writing and shall be submitted to the Retirement Committee no later than the March 1 following the calendar year in which such deferrals occurred. Notwithstanding anything in this Section 7.05 to the contrary, a Participant shall be deemed to have made a claim for distribution of excess elective deferrals from the Plan to the extent that his Salary Deferrals (reduced by Salary Deferrals contributed pursuant to Section 7.01(c), previously returned to the Participant pursuant to Section 6.05 or previously distributed pursuant to Section 7.07) together with his elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Company exceed the monetary limitation described in Section 7.05(c). The Participant shall forfeit any Matching Contributions (excluding Matching Contributions forfeited or distributed pursuant to the provisions of Section 4.05), plus earnings calculated as described in Section 7.07(c), allocated to him by reason of the distributed Salary Deferrals. Matching Contributions forfeited pursuant to this Section 7.05(d) shall be applied to reduce future Employer contributions to the Plan.
Sec. 7.06 Salary Deferral Nondiscrimination Provisions.
(a) For any Plan Year:

(1) The Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Actual Deferral Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 1.25; or
(2) The Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year shall not exceed the Average Actual Deferral Percentage for Nonhighly Compensated Employees who are eligible to participate pursuant to Article III for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for such eligible Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such eligible Nonhighly Compensated Employees by more than two (2) percentage points.
(b) For purposes of Section 7.06(a), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that (i) this Plan must be aggregated with any such other plan for purposes of satisfying the nondiscrimination tests of section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, or (ii) the Retirement Committee elects to treat this Plan and any such other plan as a single plan, so long as such plans as aggregated would satisfy the nondiscrimination tests of sections 401(a)(4) and 410(b) of the Code.
(c) The determination and treatment of the Salary Deferrals, and Actual Deferral Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
Sec. 7.07 Correction of Discriminatory Contributions.
(a) Should the nondiscrimination test of Section 7.06(a) not be satisfied for any Plan Year, the Retirement Committee shall (1) determine the amount by which the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Section 7.05(a), (2) convert the excess percentage amount determined under clause (1) into a dollar amount, and (3) reduce the Salary Deferrals of the Highly Compensated Employee or Employees with the greatest dollar amount of Salary Deferrals by the lesser of (A) the amount by which the Highly Compensated Employee’s Salary Deferrals exceeds the Salary Deferrals of the Highly Compensated Employee with the next highest dollar amount of Salary Deferrals or (B) the amount of the excess dollar amount determined under clause (2). This process shall be repeated until the Salary Deferrals of Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under clause (2).
(b) The Actual Deferral Percentage of any Highly Compensated Employee which must be reduced pursuant to subsection (a) shall be reduced by either distributing Salary Deferrals within twelve (12) months of the close of the Plan Year with respect to which the reduction applies, or recharacterizing Salary Deferrals as Salary

Deferrals contributed pursuant to Section 7.01(c) or Voluntary Participant Contributions within two and one-half months following the close of the Plan Year with respect to which the reduction applies. The Actual Deferral Percentage of any Highly Compensated Employee which is reduced by distributing Salary Deferrals shall be reduced, first, by distributing Salary Deferrals taken into account in determining Matching Contributions and, second, by distributing Salary Deferrals not taken into account in determining Matching Contributions. Notwithstanding the foregoing, recharacterization shall not be permitted to the extent the limitations of Sections 5.01, 6.05 or 7.01(c) are exceeded by reason of such recharacterization. Salary Deferrals recharacterized as Voluntary Participant Contributions shall remain credited to a Participant’s Salary Deferral Account for purposes of the distribution provisions of Article X. For purposes of determining the necessary reduction, Salary Deferrals previously distributed pursuant to Section 7.05(d) shall be treated as distributed under this Section 7.07(b) and Salary Deferrals contributed pursuant to Section 7.01(c) shall not be taken into account. In the event a Participant receives a distribution of excess Salary Deferrals, the Participant shall forfeit any Matching Contributions, plus income calculated as described in Section 7.07(c), allocated to the Participant by reason of the distributed Salary Deferrals. Matching Contributions forfeited pursuant to this Section 7.07(b) shall be applied to reduce future Employer contributions to the Plan.
(c) Any distribution or recharacterization of Salary Deferrals necessary pursuant to subsection (b) shall include a distribution or recharacterization of the income, if any, allocable to such distributed or recharacterized contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution or forfeiture (or a date that is no more than seven days prior to the date of distribution or forfeiture), the (“gap period income”) and shall be determined in a manner consistent with Treasury Regulations, using a uniformly applicable method determined by the Retirement Committee. Notwithstanding the foregoing, effective with respect to Salary Deferrals that are contributed to the Plan in any Plan Year commencing January 1, 2008 or later, the distribution or recharacterization of Salary Deferrals necessary pursuant to subsection (b) shall include the income, if any, allocable to such distributed or recharacterized Salary Deferrals determined as of the last day of the Plan Year preceding such distribution or recharacterization, without regard to gap period income.

ARTICLE VIII
INVESTMENT AND VALUATION OF TRUST FUND;
MAINTENANCE OF ACCOUNTS
Sec. 8.01 Investment of Assets. All existing assets of the Trust Fund and all future contributions shall be invested by the Trustee in accordance with the terms of the Trust Agreement (as well as any other contract or agreement entered into by the Employer or Retirement Committee with respect to the investment of the Trust Fund). The Trust Fund may be invested in such Investment Funds as the Retirement Committee may, in its sole discretion from time to time approve.
The Retirement Committee, in its sole discretion, may from time to time establish additional Investment Funds of the same or different types or modify, cease to offer or eliminate any existing Investment Funds. Anything contained in this Section 8.01 to the contrary notwithstanding, all or any part of the Trust Fund may be held and invested by one or more Investment Managers appointed by the Retirement Committee or under one or more pooled or commingled funds maintained by a bank or insurance company, together with commingled assets of other plans of deferred compensation qualified under section 401(a) of the Code.
A portion of the Trust Fund, as determined by the Retirement Committee, may be held in the form of uninvested cash or in a liquid asset account for temporary periods pending reinvestment or distribution.
Sec. 8.02 Investment Elections. Each Participant upon becoming such shall direct in accordance with procedures established by the Retirement Committee, the investment of his contributions, and any Employer contributions, in any one or more of the available Investment Funds, subject to such limitations as the Retirement Committee may prescribe. In the absence of any Participant’s affirmative investment election directing the investment of his Account, a Participant shall be deemed to have elected that his Account be invested in the Vanguard Target Retirement Fund appropriate for the Participant on the basis of the Participant’s assumed retirement age of 65. The Vanguard Target Retirement Fund is the Investment Fund that the Company has designated as the Plan’s “qualified default investment alternative” for purposes of section 404(c)(5) of ERISA.
Sec. 8.03 Change of Election. Each Participant may change his investment direction with respect to the investment of his future contributions at any time, by directing the Trustee to change his investment direction with respect to the investment of his future contributions. Such changes shall be effective as of the date determined by the Trustee and shall be made in accordance with such procedures as the Retirement Committee or its delegate may prescribe.
Sec. 8.04 Transfers Between Investment Funds. Each Participant may elect to transfer all or a portion of his interest in any Investment Fund to any other available

Investment Fund by filing a transfer election with the Retirement Committee or Trustee in such form and at such time in advance as the Retirement Committee may prescribe; provided, however, that such transfers shall be subject to such further limitations and restrictions as may be imposed by the Retirement Committee or any insurance company contract or other instrument governing investments in any Investment Fund. As an alternative to written elections, to the extent permitted by the Trustee, each Participant may direct the Trustee by telephone or electronically to transfer all or a portion of his interest in any Investment Fund to any other available Investment Fund. Changes shall be effective as of such dates determined by the Trustee and shall be made in accordance with such procedures as the Retirement Committee or its delegate may prescribe.
Sec. 8.05 UGI Stock Fund: Special Rules. The Trustee shall vote the UGI Stock held in the UGI Stock Fund and registered in the name of the Plan or the Trustee’s nominee; provided, however, that any such UGI Stock to be voted shall be voted in accordance with the following:
(a) The Retirement Committee shall adopt, or cause the Trustee to adopt, reasonable measures to notify each Participant of the date and purposes of each meeting of shareholders of UGI Corporation at which holders of UGI Stock shall be entitled to vote, and to request instructions from such Participant to the Trustee as to the voting at such meeting of the number of shares of UGI Stock (including fractional shares) represented by the value of the Participant’s interest in the UGI Stock Fund as of the Valuation Date immediately preceding the record date for voting such UGI Stock at such meeting. In each case, the Trustee shall vote such UGI Stock in accordance with the instructions of such Participant. If prior to the time of such meeting of shareholders the Trustee shall not have received instructions from any Participant in respect of any such UGI Stock, the Trustee shall vote such UGI Stock in the same proportion as it votes the UGI Stock with respect to which it has received instructions from Participants, so long as to do so would not be inconsistent with the Trustee’s fiduciary responsibilities under ERISA.
(b) In the event of a tender offer for any of such UGI Stock, the Trustee shall as promptly as practicable request of each Participant instructions as to the tender offer response desired by the Participant in connection with the number of shares of such UGI Stock (including fractional shares) represented by the value of the Participant’s interest in the UGI Stock Fund as of the most recent Valuation Date. In each case, the Trustee shall tender or not tender such UGI Stock in accordance with the instructions of such Participant. If prior to the time for a response to the tender offer, the Trustee shall not have received instructions from any Participant in respect of any such UGI Stock, the Trustee shall not tender such UGI Stock unless the failure to do so would be inconsistent with its fiduciary responsibilities under ERISA. If the Trustee tenders shares of UGI Stock representing a Participant’s interest in the UGI Stock Fund and such tender becomes effective, the Participant shall be given the opportunity to transfer his interest in the UGI Stock Fund to another available Investment Fund in accordance with procedures to be developed by the Retirement Committee.

(c) The Trustee shall execute and deliver such documentation as may be necessary under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and the Pennsylvania Business Corporation Law to permit it to vote or tender such UGI Stock as aforesaid.
Sec. 8.06 Individual Accounts. There shall be maintained on the books of the Plan with respect to each Participant, as applicable, a Salary Deferral Account, a Voluntary Participant Contribution Account, a Rollover Account, a Transfer Account and a Matching Contribution Account. Each such Account shall separately reflect the Participant’s interest in each Investment Fund relating to such Account. Each Participant shall receive, at least annually, a statement of his Accounts showing the balances in each Investment Fund. A Participant’s interest in any Investment Fund shall be determined and accounted for based on his beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund, including any interest in or rights to any specific shares of UGI Stock held in the UGI Stock Fund.
Sec. 8.07 Valuations. The Trust Fund shall be valued by the Trustee, or such other person or person as the Trustee may select, at fair market value as of each Valuation Date.
Sec. 8.08 Allocation to Individual Accounts. The Accounts of each Participant shall be adjusted as of each Valuation Date by (i) reducing such Accounts by any payments made therefrom since the preceding Valuation Date, and then (ii) increasing or reducing such Account by the Participant’s allocable share of the net amount of income, gains and losses (realized and unrealized) and expenses of such applicable Investment Fund since the preceding Valuation Date, and (iii) crediting such Accounts with any contributions made thereto since the preceding Valuation Date. Anything contained herein to the contrary notwithstanding, the value of a Participant’s interest in the UGI Stock Fund shall be calculated using a unit method of accounting and the adjustment of a Participant’s interest in any other Investment Fund similarly shall be subject to any according methodology employed by such Investment Fund. The Account of each Participant shall also be adjusted to reflect the amount of any administrative fees or expenses charged to such Account.
Sec. 8.09 Fiduciary Responsibility.
(a) This Plan is intended to constitute a plan described in section 404(c) of ERISA, and Title 29 of the Code of Federal Regulations §2550.404c-1. Neither the Company, an Employer, the Retirement Committee, the Trustee nor any other Plan fiduciary shall be liable for any losses which are the result of investment instructions provided by any Participant, Beneficiary or Alternate Payee.
(b) The Retirement Committee is hereby designated as the fiduciary responsible for ensuring that (1) procedures are maintained by the Plan to safeguard the confidentiality of information relating to the purchase, holding, and sale of UGI Stock and the exercise of voting, tender and similar rights with respect to UGI Stock by Participants, Beneficiaries and Alternate Payees, (2) the procedures described in (1) are sufficient to maintain confidentiality, except to the extent necessary to comply with federal law or state laws not preempted by the Employee Retirement Income Security Act of 1974, as amended, and (3) an independent fiduciary is appointed to carry out activities relating to any situations involving a potential for undue Employer influence upon Participants, Beneficiaries, or Alternate Payees with regard to the direct or indirect exercise of shareholder rights.

ARTICLE IX
VESTING
Sec. 9.01 Full and Immediate Vesting. A Participant, at all times, shall have a fully (100%) vested and nonforfeitable interest in the balance of his Account.
Sec. 9.02 Amendments to the Vesting Schedule.
(a) If the vesting schedule under this Plan is amended, each Participant who has performed service for the Employer or an Affiliated Company in at least three (3) calendar years may elect, during the election period specified in this Section 9.02, to have the vested percentage of his Account determined without regard to such amendment.
(b) For the purposes of this Section 9.02, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:
(1) the date occurring sixty (60) days after the Plan amendment is adopted; or
(2) the date which is sixty (60) days after the day on which the Plan amendment becomes effective; or
(3) the date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Retirement Committee or by the Employer; or
(4) such later date as may be specified by the Retirement Committee.
The election provided for in this Section 9.02 shall be made in writing and shall be irrevocable when made.

ARTICLE X
BENEFIT DISTRIBUTIONS
Sec. 10.01 Termination of Employment Benefits. The Plan benefit payable to a Participant upon such Participant’s termination of employment with the Employer and all Affiliated Companies for any reason other than death shall equal the balance of his Account. Effective January 1, 2009, a Participant shall be treated as having terminated from employment for purposes of taking a distribution of that portion of his Account consisting of Salary Deferrals if he is absent from employment and receiving differential wage payments due to performing service in the uniformed services as described in section 3401(h)(2)(A) of the Code. If a Participant elects to take a distribution pursuant to the foregoing, he shall be precluded from electing to have the Employer make Salary Deferrals from his Compensation on his behalf under Section 7.01 of the Plan for six months following the date of the distribution.
Sec. 10.02 Death Benefits. In the event of a Participant’s death prior to his Benefit Commencement Date, his Beneficiary shall be entitled to receive a death benefit equal to the balance of his Account.
Sec. 10.03 Timing of Distributions.
(a) No distribution shall be made to any Participant pursuant to Section 10.01 prior to his Normal Retirement Date where the amount to be distributed exceeds $1,000 unless the Participant elects to receive such distribution.
(b) A Participant’s benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution, will be distributed pursuant to Section 10.01 as soon as practicable following the Participant’s Normal Retirement Date. Notwithstanding the foregoing, a Participant may elect to have distribution commence as soon as practicable following the receipt of the Participant’s benefit form. A Participant’s election to commence payment prior to the date he reaches his Normal Retirement Date must be made within the ninety (90) day period ending on the Benefit Commencement Date elected by the Participant and in no event earlier than the date on which the Participant receives information relating to his right to defer payment until his Normal Retirement Date and his right to make a direct rollover as set forth in Section 10.11(b). Such information must be supplied not less than thirty (30) days nor more than ninety (90) days prior to the Benefit Commencement Date. Notwithstanding the preceding sentence, a Participant’s Benefit Commencement Date may occur less than thirty (30) days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his right to a thirty (30) day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution. Notwithstanding the foregoing, a Participant may elect: (1) to have distribution commence as soon as practicable following the Plan’s receipt of the Participant’s benefit election form, or (2) effective January 1, 2009, to defer distribution of his benefit to a date not later than April 1 of the Plan Year that follows the Plan Year in which the Participant attains age 70 1/2.

Any election to receive a distribution of benefits hereunder shall be made in such manner as may be prescribed by the Retirement Committee.
(c) Where the amount to be distributed to a Participant prior to his Normal Retirement Date pursuant to Section 10.01 does not exceed $1,000, such benefit will be distributed as soon as practicable following the date the Participant becomes so entitled to receive a distribution.
(d) A Participant’s benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution, will be distributed pursuant to Section 10.02 as soon as practicable following the Participant’s death. Notwithstanding the foregoing, distribution shall be made to the Beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant’s death or, if the Beneficiary is the Participant’s spouse, no later than December 31 of the later of (i) the calendar year following the year of the Participant’s death or (ii) the calendar year in which the Participant would have attained age 70 1/2.”
Sec. 10.04 In-Service Distributions. Subject to the provisions of Section 10.05, a Participant may make withdrawals from his Account while he is employed by an Employer or an Affiliated Company, as follows:
(a) Voluntary Participant Contribution Account. A Participant may withdraw up to 50% of the balance of his Voluntary Participant Contribution Account (excluding amounts attributable to recharacterized Salary Deferrals), provided, however, that the withdrawal must be no less than $500. A Participant is permitted no more than one withdrawal per calendar year from his Voluntary Participant Contribution Account.
(b) Rollover Account. A Participant may withdraw up to 100% of the balance of his Rollover Account at any time. A Participant is permitted no more than one withdrawal per calendar year from his Rollover Account.
(c) Hardship Withdrawals. If the Retirement Committee determines that a requested withdrawal is on account of an immediate and heavy financial need of the Participant, and the withdrawal is necessary to satisfy such financial need, the Retirement Committee may permit the Participant to withdraw from his Rollover Account and Salary Deferral Account, but amounts withdrawn from his Salary Account may not exceed the Salary Deferrals (but not earnings thereon) allocated to his Salary Deferral Account. Withdrawals pursuant to this Section 10.04(c) shall be subject to the following additional rules:
(1) A distribution shall be deemed to be on account of an immediate and heavy financial need of a Participant when the distribution is on account of:
(i) expenses necessary or incurred for medical care described in section 213(d) of the Code for the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code), determined without regard to the requirement that such expenses exceed 7.5% of adjusted gross income;
(ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents (as defined in section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);
(iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the employee’s principal residence;
(v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code, without regard to section 152(d)(1)(B) of the Code); or
(vi) expenses relating to the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to the requirement that such losses exceed 10% of adjusted gross income).
Sec. 10.05 Rules and Regulations Regarding In-Service Distributions. In-Service Distributions pursuant to Section 10.04 shall be subject to the following additional rules and restrictions:
(a) All in-service withdrawals shall be made in accordance with procedures established by the Retirement Committee at such times as the Retirement Committee may prescribe. Except as otherwise permitted by the Retirement Committee, a withdrawal shall be effective as of the first Valuation Date which occurs after the date such request is received by the Retirement Committee, and payment of the amount withdrawn shall be made as soon as practicable thereafter. Hardship withdrawals, may to the extent the Retirement Committee determines necessary, be made effective and paid out sooner and shall be based on such Participant’s Account balance as of the most recent Valuation Date in such manner as the Retirement Committee shall provide.
(b) All withdrawals shall be paid in a lump-sum cash payment.
(c) If Participant investment direction is applicable, all withdrawals shall be deemed to be made from the Investment Funds in which the affected Accounts of the Participant are then invested as elected by the Participant.

Sec. 10.06 Beneficiary Designation Right.
(a) Spouse as Beneficiary. The Beneficiary of the death benefit shall be the Participant’s spouse; provided, however, that the Participant may designate a Beneficiary other than his spouse if:
(1) the spouse has waived her right to be the Participant’s Beneficiary in accordance with Section 10.06(c), or
(2) the Participant has no spouse, or
(3) the Retirement Committee, in accordance with Internal Revenue Service guidelines, determines that the spouse cannot be located.
In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Retirement Committee. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing notice of such revocation or change with the Retirement Committee in accordance with procedures established by the Retirement Committee. However, the Participant’s spouse must again consent in writing to any such change or revocation, unless the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse.
(b) Beneficiary Designation Right. Each Participant who is permitted to designate a Beneficiary other than his spouse pursuant to the provisions of Subsection (a) shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon the Participant’s death. All Beneficiary designations shall be in a form satisfactory to the Retirement Committee. Each Participant shall be entitled to change his Beneficiaries at any time and from time to time by filing notice with the Retirement Committee in a form satisfactory to the Retirement Committee. However, the Participant’s spouse must again consent in writing to any such change, unless (1) the prior consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse or (2) one of the exceptions described in clause (ii) or (iii) of Subsection (a) applies.
In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this Article, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes, with all members of each class sharing equally:
(1) Spouse;
(2) lineal descendants (including adopted and step-children), per stirpes;
(3) surviving parents (equally); and

(4) the Participant’s estate.
(c) Form and Content of Spouse’s Consent. A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent shall be in writing, must acknowledge the effect of such consent, and shall be witnessed by a notary public. Such spouse’s consent shall be irrevocable, unless expressly made revocable.
(d) Age 59 1/2. A Participant may withdraw up to 100% of his Account balance upon attainment of age 59 1/2. The minimum withdrawal amount shall be the lesser of $1,000 or the balance of the Participant’s Account. A Participant is permitted one such age 59 1/2 withdrawal per calendar year (in addition to any other withdrawal rights in this Section) from his Account.
Sec. 10.07 Required Distribution Dates.
(a) Except as otherwise provided in this Section, the Benefit Commencement Date for any Participant shall not be later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains his Normal Retirement Date, (ii) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates employment with the Employer and all Affiliated Companies. Notwithstanding any provision in the Plan to the contrary, a Participant’s Benefit Commencement Date shall not be later than April 1 of the calendar year next following the later of (A) the calendar year in which the Participant attains age 70 1/2 or (B) the calendar year in which the Participant terminates employment with the Employer and all Affiliated Companies in the case of a Participant who is not a Five-percent Owner. Notwithstanding any provision in the Plan to the contrary, any distributions under the Plan shall otherwise comply with the requirements of section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements of Treas. Reg. §1.401(a)(9)-(5). The Benefit Commencement Date with respect to any benefit payable pursuant to Section 10.02 shall be no later than December 31 of the year containing the fifth anniversary of the date of the Participant’s death.
(b) The Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final Treasury Regulations under section 401(a)(9) of the Code that were published on April 17, 2002.
Sec. 10.08 Domestic Relations Orders.
(a) Effect of QDROs. All benefits provided under this Plan are subject to the provisions of any QDRO in effect with respect to the Participant at the Participant’s Benefit Commencement Date, and are subject to diminution thereby.
(b) Determination of QDRO Status. Upon receipt of notification of any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child, or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law) (herein referred to as a “domestic relations order”), the Retirement Committee shall (a) notify the Participant and any prospective Alternate Payee named in the order of the receipt and date of receipt of such domestic relations order and of the Plan’s procedures for determining the status of the domestic relations order as a QDRO, and (b) within a reasonable period after receipt of such order, determine whether it constitutes a QDRO.
(c) Determination Period. During any period in which the issue of whether a domestic relations order is a QDRO is being determined (by the Retirement Committee, by a court of competent jurisdiction, or otherwise), the Retirement Committee shall segregate in a separate account in the Plan or in an escrow account held by a Trustee the amounts, if any, which would have been payable to the Alternate Payee during such period if the order had been determined to constitute a QDRO, provided that, if no payments would otherwise be made under the Plan to the Alternate Payee or to the Participant or a Beneficiary of the Participant while the status of the order as a QDRO is being determined, no segregation into a separate or escrow account shall be required. If a domestic relations order is determined to be a QDRO within eighteen (18) months of the date of its receipt by the Retirement Committee (or from the beginning of any other period during which the issue of its being a QDRO is being determined by the Retirement Committee), the Retirement Committee shall cause to be paid to the persons entitled thereto the amounts, if any, held in the separate or escrow account referred to above. If a domestic relations order is determined not to be a QDRO, or if the status of the domestic relations order as a QDRO is not finally resolved within such eighteen (18) month period, the Retirement Committee shall cause these separate or escrow account balance, with interest thereon, to be returned to the Participant’s credit, or to be paid to the person or persons to whom such amount would have been paid if there had been no such domestic relations order, whichever is appropriate. Any subsequent determination that such domestic relations order is a QDRO shall be prospective in effect only.
(d) Provisions Relating to Alternate Payees.
(1) None of the payments, benefits or rights of any Alternate Payee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Alternate Payee. No Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan.
(2) Each Alternate Payee shall advise the Retirement Committee in writing of each change of his name, address or marital status, and of each change in the provisions of the QDRO or of any circumstance set forth therein which may be material to the Alternate Payee’s entitlement to benefits thereunder or the amount thereof. Until such written notice has been provided to the Retirement Committee, the Retirement Committee shall be (i) fully protected in not complying with, and in conducting the affairs of the Plan in a manner inconsistent with, the information set forth in notice, and (ii) required to act with respect to such notice prospectively only, and then only to the extent provided for in the QDRO. The Retirement Committee shall not be required to modify or reverse any payment, transaction or application of funds occurring before the receipt of any notice that would have affected such payment, transaction or application of funds, nor shall the Retirement Committee or any other party be liable for any such payment, transaction or application of funds.
(3) Except as specifically provided for in the QDRO, an Alternate Payee shall have no right to interfere with the exercise by the Participant or by any Beneficiary of their respective rights, privileges and obligations under the Plan.
(4) An Alternate Payee shall have the right to make a claim for any benefits awarded to the Alternate Payee pursuant to a QDRO, as provided in Article V.
(5) Any interest of an Alternate Payee in the Accounts of a Participant, other than an interest payable solely upon the Participant’s death pursuant to a QDRO which provides that the Alternate Payee shall be treated as the Participant’s surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.
(6) Notwithstanding anything in this Plan to the contrary, a QDRO may provide that any benefits of a Participant payable to an Alternate Payee that are separately accounted for shall be distributed immediately or at any other time specified in the order but not later than the latest date benefits would be payable to the Participant pursuant to this Article. If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the Alternate Payee may elect, in the manner prescribed by the Retirement Committee, to have benefits commence as of any date following the Retirement Committee’s receipt of the order and verification of its status as a QDRO, but not later than the latest date on which benefits would be payable to the Participant pursuant to Sections 10.01(b) and 10.07. In the event the amount payable to the Alternate Payee under the QDRO does not exceed $5,000, such amount shall be paid to the Alternate Payee in a single sum as soon as practicable following the Retirement Committee’s receipt of the order and verification of its status as a QDRO.
(7) Payments to an Alternate Payee shall be in the form of a single lump sum.
(8) If the QDRO does not specify the Participant’s Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant’s Accounts, and the Investment Funds in which such Accounts are invested (excluding any Loan Fund), on a pro rata basis, subject to section 72(m)(10) of the Code.
(9) An Alternate Payee shall not be permitted to (A) make any withdrawals under Section 10.04, (B) borrow money under any Participant loan provisions under the Plan, or (C) receive communications with respect to the Plan except as specifically provided by law or regulation.
(10) Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to designate a Beneficiary, in the same manner as provided in Section 10.06 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee’s death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee’s estate. Any death benefit payable to the Beneficiary of an Alternate Payee shall be paid in a single sum, as soon as administratively practicable after the Alternate Payee’s death, with or without the Beneficiary’s request for payment.
(11) Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to direct the investment of any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner as provided in Article VIII with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.
(12) Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights or tender offer response with respect to UGI Stock held in the UGI Stock Fund allocated to any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner as provided in Section 8.05 with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.
Sec. 10.09 Form of Benefit Payment. All benefits payable under the Plan shall be paid in the form of a single-sum distribution. Such distribution shall be in the form of cash, provided, that, to the extent a Participant’s interest under the Plan is invested in the UGI Stock Fund pursuant to Article VIII, such Participant may elect to receive the distribution in the form of UGI Stock. Notwithstanding the foregoing, fractional shares of UGI Stock shall be payable in the form of cash.
Sec. 10.10 Transfers and Rollovers to Other Plans.
(a) Transfer to Plan of Affiliated Company. Upon becoming eligible to participate in another tax-qualified savings plan maintained by an Affiliated Company, a former Participant shall have his benefit hereunder transferred to such other plan; provided, however, that such transfer shall not violate the provisions of section 411(d)(6) or 401(k) of the Code; and further provided, however, that the Participant’s Accounts under the Plan are invested, prior to the transfer, in Investment Funds comparably constituted to those which are available under the tax-qualified savings plan to which such Accounts shall be transferred. Except as otherwise required by section 411(d)(6) or

401(k) of the Code or regulations issued thereunder, a transferred benefit shall be payable pursuant to the terms of such other plan and shall not be payable hereunder.
(b) Rollovers. In the event any payment or payments to be made under the Plan to a Participant, a Beneficiary who is the surviving spouse of a Participant, or an Alternate Payee who is the former spouse or spouse of a Participant, would constitute an ‘eligible rollover distribution,’ such individual may request that such payment or payments be transferred directly from the Trust to the trustee of an ‘eligible retirement plan.’ Any such request shall be made in accordance with procedures prescribed by the Retirement Committee for such purpose, at such time in advance as the Retirement Committee may specify.
For purposes of this Section 10.10(b);
(1) “eligible rollover distribution” shall mean a distribution from the Plan, excluding (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or life expectancies) of the individual and individual’s designated Beneficiary, or a specified period of ten (10) or more years, (B) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (C) any hardship distribution; and
(2) “eligible retirement plan” shall mean (A) an individual retirement account described in section 408(a) of the Code, (B) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (C) an annuity plan described in section 403(a) of the Code, (D) a qualified plan the terms of which permit the acceptance of rollover distributions, (E) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(i)(A) of the Code that shall separately account for the distribution. Effective January 1, 2007, the portion of any eligible rollover distribution that consists of after-tax employee contributions only may be paid to any eligible retirement plan described in (A) or (B), a qualified plan described in (C) or (D) or a plan described in (F) that separately accounts for the amounts transferred earnings on such amounts as set forth in subsection (b)(2) below. Effective January 1, 2008, a “qualified rollover contribution” as described in section 408A(e) of the Code may be made from the Plan to a Roth IRA in a direct rollover subject to the rules and provisions set forth in section 408A(e) of the Code and any regulations issued there under.
(c) Non-Spouse Beneficiary Rollover. Effective January 1, 2009, any distribution of benefits to the Beneficiary of a deceased Participant who is not the surviving spouse of the Participant may be transferred in a rollover to an individual retirement account or annuity under section 408(a) or (b) of the Code established for the purpose of receiving such distribution, which will be treated as an inherited IRA pursuant to the provisions of section 402(c)(11) of the Code, if such distribution otherwise meets the requirements set forth in subsection (b) above. Such direct rollover of a distribution by a nonspouse Beneficiary shall be treated as an eligible rollover distribution only for purposes of section 402(c) of the Code.

Sec. 10.11 Post Distributions Credits. In the event that, after the payment of a single-sum distribution under this Plan (other than an in-service benefit distribution), there shall remain in the Participant’s Account any funds, or any funds shall be subsequently credited to such Account, such additional funds, to the extent vested, shall be paid to the Participant or applied for the Participant’s Account as promptly as practicable.

ARTICLE XI
PARTICIPANT LOANS
Sec. 11.01 In General.
(a) Permissibility. Loans to Participants who are parties in interest as defined in ERISA shall be allowed if, and only if, the Retirement Committee determines that such loans are to be made. The determination as to whether or not Participant loans are to be allowed shall be completely within the discretion of the Retirement Committee. The Retirement Committee shall have the right to require any applicant for a Participant loan to secure the written consent of any party for whose benefit there exists a QDRO in respect to the Participant’s interest under the Plan.
(b) Application. Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Retirement Committee, the Trustee, upon application by such Participant or Beneficiary on forms approved by the Retirement Committee, may make a loan or loans to such applicant. As an alternative to a written application, to the extent permitted by the Trustee, each Participant may apply by telephone or electronically for a loan. No Participant shall be permitted to have more than two (2) loans outstanding at any time.
(c) Limitation on Amount. Loans shall be permissible only from a Participant’s Salary Deferral Account and Rollover Account. Loans shall be at least $1,000 in amount and in no event shall total loans exceed the lesser of (1) 50% of the balance credited to such Participant’s Salary Deferral Account and Rollover Account, or (2) $50,000, less the excess of the highest outstanding balance of all loans from the Plan during the one-year period ending on the day before the date on which the loan is made over the outstanding balance of loans made to the Participant on the date such loan is made. Loans under any other qualified plan sponsored by the Employer shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.
(d) Equality of Borrowing Opportunity. Loans shall be available to all Participants and Beneficiaries who are parties in interest on a reasonably equivalent basis, provided, however, that the Trustee may make reasonable distinctions among prospective borrowers on the basis of credit worthiness. Subject to considerations relating to a Participant’s credit worthiness and ability or deemed ability to repay the loan, loans shall not be made available to Participants or Beneficiaries who are or were Highly Compensated Employees in an amount (when calculated as a percentage of the borrower’s Salary Deferral Account and Rollover Account under the Plan) greater than the amount (similarly calculated) available to other Participants. In addition, loans shall not be made to the extent the Retirement Committee determines, in accordance with the provisions of Section 10.04(b), that the loan is requested on account of an immediate and heavy financial need of the Participant, the loan is necessary to satisfy such financial need, and the amount necessary to satisfy such financial need exceeds the limitations of Section 11.01(c).

Sec. 11.02 Loans as Trust Fund Investments. All loans shall be considered as fixed income investments of a segregated account of the Trust Fund directed by the borrower. Accordingly, the following conditions shall prevail with respect to each such loan:
(a) Security. All loans shall be secured by the pledge of one-half of the Participant’s or Beneficiary’s entire interest in the Trust Fund, and by the pledge of such further collateral as the Retirement Committee, in its discretion, deems necessary to assure repayment of the borrowed amount and all interest to be accrued thereon in accordance with the terms of the loan.
(b) Interest Rate. Interest shall be charged at a rate to be fixed by the Retirement Committee in accordance with procedures established by the Retirement Committee. In the event that a Participant is absent due to Qualified Military Service, the interest rate charged shall be determined in accordance with the Soldiers’ and Sailors’ Civil Relief Act.
(c) Loan Term. Loans shall be for terms not to exceed five (5) years, except that loans taken for the purpose of acquiring any dwelling unit which is to be used as a principal residence of the Participant may be for terms not to exceed ten (10) years; provided, however, that if the Participant is absent due to Qualified Military Service, loan repayments shall be suspended during such absence and shall resume following the completion of the period of Qualified Military Service. Any such resumed payments shall be made, following the period of Qualified Military Service, at least as frequently as, and in amount not less than, the original loan payments. In the event of a period of Qualified Military Service, the term of the loan may be extended by a period not to exceed the original term of the loan plus the period of Qualified Military Service.
To the extent that a Participant or Beneficiary becomes entitled to the payment of benefits under Section 10.01 or 10.02, the outstanding balance of any loans shall become immediately due and payable and the Participant or Beneficiary may satisfy the loan by paying the outstanding balance in full. To the extent the outstanding balance is not repaid, the amount of any outstanding loan shall be deducted from the vested portion of the Participant’s Account before any benefit is distributed. In the case of a benefit which becomes payable to the Participant or a Beneficiary pursuant to Section 10.01 or 10.02, the offset described in the preceding sentence shall occur on the date of payment of the Participant’s Account to the Participant or Beneficiary. Loans shall be non-renewable and non-extendable.
(d) Default and Remedies. If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to the borrower or his Beneficiary.
(e) Loan Statement. Every Participant or Beneficiary receiving a loan hereunder will receive a statement from the Retirement Committee clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable “truth-in-lending” laws.
(f) Restriction on Loans. The Retirement Committee will not approve any loan if it is the belief of the Retirement Committee that such loan, if made, would constitute a prohibited transaction (within the meaning of section 406 of ERISA or section 4975(c) of the Code), would constitute a distribution taxable for Federal income tax purposes, or would imperil the status of the Plan or any part thereof under section 401(k) of the Code.
(g) Prepayment. Loans may be prepaid in full at any time without penalty. A Participant may also reamortize his loan; provided, however, that such reamortization shall result in the loan being completely repaid before the end of the original term of such loan.
(h) Repayment. Loan repayments to the Plan by the Participant shall be invested in the Investment Funds on the basis of the Participant’s current investment election under Section 8.02, or the Participant’s most recent investment election if no investment election is currently in effect, unless the Participant elects otherwise in accordance with rules prescribed by the Retirement Committee.
(i) Loan Fees. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Retirement Committee, against the Account of the Participant to whom the loan is granted.

ARTICLE XII
PROVISIONS RELATING TO TOP-HEAVY PLANS
Sec. 12.01 Determination of Top-Heavy Status. The Plan shall be deemed “top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, either of the following conditions are met:
(a) The Plan is not part of an Aggregation Group and the Key Employee Ratio under the Plan exceeds sixty percent (60%), or
(b) The Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds sixty percent (60%).
The Plan shall be deemed “super top-heavy” as to any Plan Year if, as of the Determination Date with respect to such Plan Year, the conditions of subsections (a) or (b) hereof are met with “ninety percent (90%)” substituted for “sixty percent (60%)” therein.
Sec. 12.02 Top-Heavy Plan Minimum Allocation.
(a) General Rule. The aggregate allocation made under Sections 6.01 and 6.02 of the Plan to the Account of each Active Participant who is a Non-key Employee for any Plan Year in which the Plan is a Top-Heavy Plan and who remained in the employ of the Employer or an Affiliated Company through the end of such Plan Year (whether or not in the status of Employee) shall be not less than the lesser of:
(1) Three percent (3%) of the Statutory Compensation of each such Participant for such Plan Year; or
(2) The percentage of such Statutory Compensation so allocated under Sections 6.01 and 6.02 to the Account of the Key Employee for whom such percentage is the highest for such Plan Year (excluding amounts allocated to the Account of a Key Employee under Section 7.01(c)).
For the purposes of determining whether or not the provisions of this section have been satisfied, (i) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or state law are disregarded; and (ii) all defined contribution plans in the Aggregation Group shall be treated as a single plan. For the purposes of determining whether or not the requirements of this Section have been satisfied, contributions allocable to the account of the Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under the Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section. Subparagraph (2) above shall not apply in any Plan Year in which the Plan is part of an Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the Plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either section 401(a)(4) or section 410 of the Code.
(b) Exceptions to the General Rule. The provisions of Subsection (a) above shall not apply to any Participant for a Plan Year if, with respect to that Plan Year:
(1) such Participant was an active participant in a qualified defined benefit pension plan sponsored by the Employer or by an Affiliated Company under which plan the Participant’s accrued benefit is not less than the minimum accrued pension benefit that would be required under section 416(c)(1) of the Code, treating such defined benefit pension plan as a Top-Heavy Plan and treating all such defined benefit pension plans as constitute an Aggregation Group as a single plan; or
(2) such Participant was an active participant in a qualified defined contribution plan sponsored by the Employer or by an Affiliated Company under which plan the amount of the employer contribution allocable to the account of the Participant for the accrual computation period of such plan ending with or within the Accrual Computation Period, exclusive of amounts by which the Participant’s compensation was reduced pursuant to a salary reduction agreement or similar arrangement, is not less than the contribution allocation that would be required under section 416(c)(2) of the Code under this Plan.

ARTICLE XIII
RETIREMENT COMMITTEE
Sec. 13.01 Appointment and Tenure. The Retirement Committee shall consist of a committee of one (1) or more persons who shall serve at the pleasure of the Board of Directors. Any committee member may resign by delivering his written resignation to the Company. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors. If the Board fails to act, and in any event, until the Board so acts, the remaining members of the committee may appoint an interim committee member to fill any vacancy occurring on the committee. If no person has been appointed to the committee, or if no person remains on the committee, the Company shall be deemed to be the Retirement Committee.
Sec. 13.02 Meetings; Majority Rule. Any and all acts of the Retirement Committee taken at a meeting shall be by a majority of all members of the committee. The Retirement Committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have been given at least five (5) days’ written notice (or twenty-four (24) hours notice by telephone) of such meeting or have waived notice. The Retirement Committee may also act by unanimous consent in writing without the formality of convening a meeting.
Sec. 13.03 Delegation. The Retirement Committee may, by written majority decision, delegate to each or any one of its number, or to any other duly appointed designee, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the committee, even though he alone may sign any document required by third parties.
The Board of Directors shall appoint the Chairperson of the Retirement Committee. The Chairperson shall preside at all meetings of the committee or shall delegate such responsibility to another committee member. The committee shall elect one person to serve as Secretary to the committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Retirement Committee.
Sec. 13.04 Authority and Responsibility of the Retirement Committee. The Retirement Committee shall be the Plan “administrator” as such term is defined in section 3(16) of ERISA, and as such shall have the following duties and responsibilities:
(a) to maintain and preserve records relating to Plan Participants, former Participants, and their Beneficiaries;
(b) to prepare and furnish to Participants all information and notices required under Federal law or the provisions of this Plan;

(c) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;
(d) to provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;
(e) to determine all questions regarding the eligibility of employees and the rights of Participants, Beneficiaries, and Alternate Payees, to make factual determinations; to construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;
(f) to engage assistants and professional advisers;
(g) to arrange for bonding, if required by law;
(h) to provide procedures for determination of claims for benefits;
(i) to determine whether any domestic relations order constitutes a QDRO (as defined in Section 10.08) and to take such action as the Retirement Committee deems appropriate in light of such domestic relations order;
(j) to make such determinations as are required pursuant to the provisions of Section 10.04 hereof; and
(k) to retain records on elections and waivers by Participants, their spouses and their Beneficiaries, all as further set forth herein.
Sec. 13.05 Reporting and Disclosure. The Retirement Committee shall keep all individual and group records relating to Plan Participants and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Retirement Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Retirement Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.
Sec. 13.06 Construction of the Plan. The Retirement Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Retirement Committee shall have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation and application of the Plan. The Retirement Committee shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan. All such determinations, corrections, reconciliations, interpretations and completions of Plan provisions shall be final, binding and conclusive upon the parties, subject only to determinations by the Named Appeals Fiduciary with respect to denied claims for benefits.
Sec. 13.07 Engagement of Assistants and Advisers. The Retirement Committee shall have the right to hire, at the expense of the Trust Fund, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:
(a) investment managers and/or advisers;
(b) accountants;
(c) actuaries;
(d) attorneys;
(e) consultants; and
(f) clerical and office personnel
The expenses incurred by the Retirement Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Retirement Committee. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.
Sec. 13.08 Bonding. The Retirement Committee shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by the Plan.
Sec. 13.09 Compensation of the Retirement Committee. The Retirement Committee shall serve without compensation for its services as such, but all expenses of the Retirement Committee shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

Sec. 13.10 Indemnification of the Retirement Committee. Each member of the committee constituting the Retirement Committee shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as Retirement Committee except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the committee member may be entitled pursuant to the bylaws of the Company. Service on the committee as a Retirement Committee shall be deemed in partial fulfillment of the committee member’s function as an employee, officer and/or director of the Company, if he serves in that capacity as well as in the role of committee member.

ARTICLE XIV
ALLOCATION AND DELEGATION OF AUTHORITY
Sec. 14.01 Authority and Responsibilities of the Board of Directors. The Board of Directors, acting directly or through a committee of its members, shall serve as a “Named Fiduciary” having the following (and only the following) authority and responsibility:
(a) to establish, and communicate to the Trustee through the Retirement Committee, a funding policy for the Plan;
(b) to appoint the Trustee and the Retirement Committee and to monitor each of their performances; and
(c) to appoint an Investment Manager (or to refrain from such appointment), to monitor the performance of the Investment Manager so appointed, and to terminate such appointment (more than one Investment Manager may be appointed and in office at any time pursuant hereto).
Sec. 14.02 Authority and Responsibilities of the Retirement Committee. The Retirement Committee shall have the authority and responsibilities imposed by Article XIV hereof. With respect to the said authority and responsibility, the Retirement Committee shall be a “Named Fiduciary”, and as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.
Sec. 14.03 Authority and Responsibilities of the Trustee. The Trustee shall have the powers and duties set forth in the Trust Agreement.
Sec. 14.04 Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary’s authority or delegated responsibility.

ARTICLE XV
CLAIMS PROCEDURES
Sec. 15.01 Application for Benefits. Each Participant and/or Beneficiary believing himself or herself eligible for benefits under the Plan shall apply for such benefits by completing and filing with the Retirement Committee an application for benefits on a form supplied by the Retirement Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Retirement Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits.
Sec. 15.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing or electronically by the Retirement Committee. The notice advising of the denial shall be furnished to the Participant, Beneficiary or Alternate Payee within ninety (90) days of receipt of the benefit claim by the Retirement Committee, unless special circumstances require an extension of time to process the claim. If an extension is required, the Retirement Committee shall provide notice of the extension prior to the termination of the ninety (90) day period. In no event may the extension exceed a total of one hundred eighty (180) days from the date of the original receipt of the claim. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant, Beneficiary or Alternate Payee, as the case may be, of the procedure for the appeal of such denial and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. All appeals shall be made by the following procedure:
(a) The Participant or Beneficiary whose claim has been denied shall file with the Retirement Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Retirement Committee of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. The Participant or Beneficiary may request a hearing. Appeals not timely filed shall be barred.
(b) In the event the Participant or Beneficiary requests a hearing, the Retirement Committee shall, within thirty (30) days of receipt of the Participant’s or Beneficiary’s request for a hearing, establish a hearing date on which the Participant or Beneficiary may make an oral presentation to the Named Appeals Fiduciary in support of his appeal. In connection with such appeal, the Participant, Beneficiary or Alternate Payee shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.

The Participant or Beneficiary shall be given not less than ten (10) days’ notice of the date set for the hearing.
(c) The Named Appeals Fiduciary shall consider the merits of the claimant’s written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant, without regard as to whether such information was submitted or considered in the initial determination. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant’s written presentation had been made.
(d) The Named Appeals Fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written or electronic statement setting forth (1) the reasons therefor, (2) specific references to the pertinent Plan provisions on which the decision is based, (3) a description of the claimant’s right to, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits, (4) a description of any voluntary appeal procedures offered by the Plan and (5) a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA. Any determination rendered by the Named Appeals Fiduciary shall be final and binding upon all parties.
The determination so rendered shall be binding upon all parties.
Sec. 15.03 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named by the Retirement Committee as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by Retirement Committee. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a “named fiduciary” within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

ARTICLE XVI
AMENDMENT AND TERMINATION
Sec. 16.01 Amendment. The provisions of the Plan may be amended at any time and from time to time by the Company, provided, however, that:
(a) No amendment shall increase the duties or liabilities of the Retirement Committee or of the Trustee without the consent of that party;
(b) No amendment shall deprive any Participant or Beneficiary of any of the benefits to which he is entitled under the Plan with respect to contributions previously made, decrease the balance in any Participant’s Account, or result in the elimination or reduction of a benefit “protected” under section 411(d)(6) of the Code;
(c) No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.
Each amendment shall be approved by the Board of Directors by resolution or by written instrument executed by its duly appointed delegatee. Notwithstanding the foregoing, any amendment necessary to qualify the Plan, as amended and restated, under section 401(a) of the Code may be made without the further approval of the Board of Directors if signed by the proper officers of the Company.
Each Employer by its adoption of the Plan, delegates to the Board of Directors, or its duly appointed delegatee, the full power and authority to amend the Plan as aforesaid, in its stead and on its behalf.
Sec. 16.02 Plan Termination.
(a) Right Reserved. While it is the Company’s intention to continue the Plan indefinitely in operation, the right is, nevertheless, reserved to terminate the Plan in whole or in part, by or pursuant to formal action taken by the Board of Directors. Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the entire amount standing to his credit in his Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason. Plan termination shall be effective as of the date specified by resolution of the Board of Directors, subject, however, to the provisions of Section 16.04 hereof.
(b) Effect on Participants. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under the Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants, Beneficiaries and Alternate Payees or to meet the administrative expenses of the Plan. Upon termination of the Plan, Accounts shall be distributed in accordance with applicable law.

Sec. 16.03 Complete Discontinuance of Employer Contributions. While it is the Company’s intention to make substantial and recurrent contributions to the Trust Fund pursuant to the provisions of the Plan, the right is, nevertheless, reserved to at any time completely discontinue Employer contributions. Such complete discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, as set forth in Section 16.02, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund pursuant to Section 16.02.
Sec. 16.04 Suspension of Employer Contributions. The Company shall have the right at any time, and from time to time, to suspend Employer contributions to the Trust Fund pursuant to the Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:
(a) If the Board of Directors determines by resolution that such suspension shall be permanent, a permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.
(b) If such suspension becomes a plan termination, a complete discontinuance of contributions will be imputed with resultant full vesting for all affected Participants.
Sec. 16.05 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer in the Plan in which he was then a Participant (had such Plan been terminated at that time). For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

ARTICLE XVII
MISCELLANEOUS PROVISIONS
Sec. 17.01 Nonalienation of Benefits.
(a) Except as provided in Section 17.01(b), or pursuant to an order of a court of competent jurisdiction to the contrary, none of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. Except as provided in Section 17.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.
(b) Compliance with the provisions and conditions of (1) any QDRO pursuant to Section 10.08, (2) a federal tax levy made pursuant to section 6331 of the Code or (3) subject to the provisions of section 401(a)(13) of the Code, a judgment relating to the Participant’s conviction of a crime involving the Plan, or a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle B of title I of ERISA shall not be considered a violation of this provision.
Sec. 17.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.
Sec. 17.03 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
Sec. 17.04 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future and all persons for whose benefit there exists any QDRO (as defined in Section 10.08) with respect to any Participant (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

Sec. 17.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
Sec. 17.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.
Sec. 17.07 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control.
Sec. 17.08 Funding Policy. The Board of Directors, or a committee of its members, shall establish, and communicate through the Retirement Committee to the Trustee, a funding policy consistent with the objectives of the Plan and of the Trust Fund. Such policy will be in writing and shall have due regard for the emerging liquidity needs of the Trust Fund. Such funding policy shall also state the general investment objectives of the trusts and the philosophy upon which maintenance of the Plan is based.
Sec. 17.09 Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.
Sec. 17.10 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Retirement Committee, the Employer and all other parties with respect thereto.
Sec. 17.11 Reliance on Data and Consents. The Employer, the Trustee, the Retirement Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his or her Beneficiaries, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Trustee, the Retirement Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants and Beneficiaries to advise the appropriate parties of any change in such data.
Sec. 17.12 Participant Obligations and Duty to Notify Plan Fiduciary of Errors or Omissions. In order for a Plan fiduciary (as determined under ERISA) to correct or otherwise rectify any errors or omissions with regard to a Participant’s Account under the Plan, each Participant has an affirmative obligation to monitor his Account to ensure that all directions, instructions and elections made by the Participant with respect to his Account are properly effected. Consistent with such obligation, each Participant is required to promptly review all statements, confirmations and other notices and disclosures with respect to his Account, as well as all payroll confirmations, notices and disclosures pertaining to such Participant’s contributions and contribution elections with respect to the Plan. If a Plan fiduciary or an individual or entity with authority delegated by a Plan fiduciary acts or fails to act with respect to a Participant or a Participant’s Account under the Plan and the Participant knows or should have known that such act or failure to act was incorrect or inconsistent with the Plan, ERISA or its regulations, the Code, and/or the Participant’s investment instructions, elections, or other directions, the Participant’s failure to notify the Plan fiduciary (or the Plan fiduciary’s delegate) within 90 days that such act or failure to act was incorrect or inconsistent with the Participant’s election shall be deemed to be an acceptance and ratification of the Plan fiduciary’s (or the Plan fiduciary’s delegate) act or failure to act.
Sec. 17.13 Lost Payees. A benefit shall be deemed forfeited if the Retirement Committee is unable to locate a Participant, a spouse or a Beneficiary to whom payment is due, provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.
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IN WITNESS WHEREOF, and as evidence of the adoption of this amended and restated version of the UGI HVAC Enterprises, Inc. Savings Plan, the Company has caused the same to be executed by its duly authorized representative this 22nd day of January, 2009.

UGI HVAC ENTERPRISES, INC.

ATTEST:	By:	/s/ Timothy J. Bonner

/s/ Pat Insall	Title:	V.P. Finance

APPENDIX A
SCHEDULE OF ADOPTING EMPLOYERS

Adopting Employer	Specific Terms of Plan Participation

UGI Utilities, Inc.	UGI Utilities, Inc. (“UGI Utilities”) is an adopting employer with respect to certain Employees as follows:

• Employees who are not subject to the terms of any collective bargaining agreement and who were hired by (or rehired or transferred into) UGI Utilities’ HVAC division on or after March 1, 2004.

•   Employees who are subject to a collective bargaining agreement with the Gas Fitter-Utility Employee Local Union 600 and who were hired by (or rehired or transferred into) UGI Utilities’ HVAC division on or after April 1, 2004.

•   Employees who are subject to a collective bargaining agreement with the System Council U-22 of IBEW HVAC and who were hired by (or rehired or transferred into) UGI Utilities’ HVAC division on or after March 3, 2003.

Notwithstanding the foregoing, UGI Utilitites shall cease to be an adopting employer with respect to all Employees effective as of December 25, 2006.

UGI HVAC Services, Inc.	UGI HVAC Services, Inc. is an adopting employer with respect to all Employees who are otherwise eligible to participate in the Plan (as determined under the Plan’s eligibility provisions) as of December 25, 2006; provided, however, that Employees who were first hired by (or rehired or transferred into) UGI Utilities’ HVAC services division before March 1, 2004 (April 1, 2004 in the case of Employees subject to a collective bargaining agreement with the Gas Fitter-Utility Employee Local Union 600 and March 3, 2003 in the case of Employees subject to a collective bargaining agreement with System Council U-22 of IBEW HVAC) and who continue to participate in the UGI Utilities, Inc. Savings Plan and the UGI Utilities, Inc. Retirement Income Plan shall not be eligible to participate in the Plan.

AMENDMENT 2009-1
TO THE
UGI HVAC ENTERPRISES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI HVAC Enterprises, Inc. Savings Plan (the “Plan”), the Plan is hereby amended, effective as of the dates noted below:
1. Effective May 1, 2009, Section 4.01(b) of the Plan is amended to insert the phrase “ending on or before May 4, 2009,” immediately after the term “Plan Year” in the first sentence.
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IN WITNESS WHEREOF, and as evidence of this Amendment 2009-1 to the UGI HVAC Enterprises, Inc. Savings Plan, UGI HVAC Enterprises, Inc. has caused the same to be executed by its duly authorized representative this 15th day of May, 2009.

ATTEST:	UGI HVAC ENTERPRISES, INC.

/s/ Denise M. Bassett	By:	/s/ Timothy J. Bonner
	Title:	V.P. Finance

AMENDMENT 2009-2
TO THE
UGI HVAC ENTERPRISES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI HVAC Enterprises, Inc. Savings Plan (the “Plan”), the Plan is hereby amended, effective September 30, 2009, as follows:
1. A new Section 2.27 of the Plan (“Investment Committee”) is hereby added in its entirety to read as follows and the remainder of Article II is renumbered to reflect such addition:
“Sec. 2.27 “Investment Committee” shall mean the committee named in Section 13.02”
2. The first sentence in Section 2.35 of the Plan (“Named Fiduciary”) is hereby amended in its entirety to read as follows:
“Named Fiduciary” shall mean the Retirement Committee, the Investment Committee, the Trustee and the Named Appeals Fiduciary.”
3. Section 2.47 of the Plan (“Retirement Committee”) is hereby amended in its entirety to read as follows”
“Sec. 2.47 “Retirement Committee” shall mean the committee named in Section 13.01.”
4. Section 8.01 of the Plan (“Investment of Assets”) is amended to reflect that wherever the term “Retirement Committee” appears, it shall be deleted and the term “Investment Committee” shall be substituted in lieu thereof.
5. The last sentence in Section 8.09(a) of the Plan (“Fiduciary Responsibility”) is hereby amended in its entirety to read as follows:
“Neither the Company, an Employer, the Pension Committee, the Retirement Committee, the Investment Committee, the Trustee nor any other Plan fiduciary shall be liable for any losses which are the result of investment instructions provided by any Participant, Beneficiary or Alternate Payee.”
6. Article XIII of the Plan (“Retirement Committee”) is amended to be titled as follows:
“Retirement Committee and Investment Committee”
7. Section 13.01 of the Plan (“Appointment of Retirement Committee”) and the Section title is amended to read as follows:
“Sec. 13.01 Retirement Committee. The Retirement Committee shall consist of (i) the Chief Executive Officer of UGI Utilities, Inc.; (ii) the Chief Financial Officer of UGI Utilities, Inc.; (iii) the Vice-President, Human Resources of UGI Utilities, Inc.; (iv)

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the Manager of Compensation and Benefits of UGI Utilities, Inc.; and (v) the Treasurer of UGI Corporation. All members of the Retirement Committee shall be in the employ of the Company or of an affiliate of the Company.”
8. Section 13.02 of the Plan (“Investment Committee”) is hereby added in its entirety to read as follows and the remainder of Article XIII is renumbered to reflect such addition:
“Sec. 13.02 Investment Committee. The Investment Committee shall consist of (i) the Chief Financial Officer of UGI Corporation; (ii) the Treasurer of UGI Corporation; and (iii) the Vice President-Human Resources of UGI Utilities, Inc. All members of the Investment Committee shall be in the employ of the Company or of an affiliate of the Company.”
9. Section 13.03 of the Plan (“Meetings; Majority Rule”) is hereby amended in its entirety to read as follows:
“Sec. 13.03 Meetings; Majority Rule. Any and all acts of the Retirement Committee and any and all acts of the Investment Committee taken at a meeting shall be by a majority of all members of the respective committee. The Retirement Committee and the Investment Committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have been given appropriate advance notice of such meeting or have waived notice. The Retirement Committee and the Investment Committee may also act by unanimous consent in writing without the formality of convening a meeting.”
10. Section 13.04 of the Plan (“Delegation”) is hereby amended in its entirety to read as follows:
“Sec. 13.04 Delegation. The Retirement Committee and the Investment Committee may, by written majority decision, delegate to each or any one of its members, or to any other duly appointed designee, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the committee, even though he alone may sign any document required by third parties.
One member of the Retirement Committee, appointed as such by the Retirement Committee, shall serve as chairperson of the Retirement Committee. One member of the Investment Committee who is a financial officer, appointed as such by the Investment Committee, shall serve as chairperson of the Investment Committee. The chairperson shall preside at all meetings of his or her respective committee or shall delegate such responsibility to another committee member. The Retirement Committee and the Investment Committee shall each elect one person to serve as Secretary to the committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Retirement Committee or the Investment Committee, as applicable.”

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11. New Section 13.06 of the Plan (“Authority and Responsibilities of the Investment Committee”) is hereby added in its entirety to read as follows and the remainder of Article XIII is renumbered to reflect such addition:
“Sec. 13.06 Authority and Responsibilities of the Investment Committee. The Investment Committee shall serve as a “Named Fiduciary” having the following authority and responsibilities:
(a) to appoint the Trustee and monitor its performance; and
(b) to appoint an Investment Manager (or to refrain from such appointment), monitor the performance of the Investment Manager so appointed, and terminate such appointment (more than one Investment Manager may be appointed and in office at any time pursuant hereto).”
12. Section 13.09 of the Plan (“Engagement of Assistants and Advisers”) is hereby amended in its entirety to read as follows:
“Sec. 13.09 Engagement of Assistants and Advisers. The Retirement Committee and the Investment Committee shall have the right to hire, at the expense of the Trust Fund, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable.
The expenses incurred by the Retirement Committee and the Investment Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Retirement Committee. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.”
13. Section 13.11 of the Plan (“Compensation of the Retirement Committee”) and the Section title is amended to read as follows:
“Sec. 13.11 Compensation. The members of the Retirement Committee and the Investment Committee shall serve without compensation for their services as such, but all expenses of the Retirement Committee and the Investment Committee shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.”
14. Section 13.12 of the Plan (“Indemnification of the Retirement Committee”) and the Section title is amended to read as follows:
“Sec. 13.12 Indemnification. Each member of the Retirement Committee and the Investment Committee shall be indemnified by the Company against all costs, expenses and liabilities reasonably incurred by such member in connection with any

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action to which such member may be a party by reason of being a member of the Retirement Committee or the Investment Committee, except for matters as to which such member shall be adjudged in such action to be guilty of self-dealing, willful misconduct or recklessness. The foregoing right to indemnification shall be in addition to such other rights as the member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which a Retirement Committee or Investment Committee member may be entitled pursuant to the bylaws of the Company. Service on the Retirement Committee or Investment Committee shall be deemed to be service as an “indemnified representative” acting in an “indemnified capacity” for purposes of the bylaws of the Company, subject to the exceptions set forth therein.”
15. Section 14.01 of the Plan (“Authority and Responsibilities of the Board of Directors”) shall be deleted and the remainder of Article XIV is renumbered to reflect such deletion.
16. New Section 14.01 of the Plan (“Authority and Responsibilities of the Retirement Committee and the Investment Committee”) is hereby added in its entirety to read as follows and the remainder of Article XIV is renumbered to reflect such addition:
“Sec. 14.01 Authority and Responsibilities of the Retirement Committee and the Investment Committee. The Retirement Committee and the Investment Committee shall have the authority and responsibilities imposed by Article XIII. With respect to the said authority, the Retirement Committee and the Investment Committee shall be a “Named Fiduciary,” and as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.”
17. The second paragraph of Section 16.01 of the Plan (“Amendment”) is hereby amended in its entirety to read as follows:
“Each amendment shall be approved by the Board of Directors by resolution or by written instrument executed by its duly appointed delegatee. Notwithstanding the foregoing, the Retirement Committee may adopt any amendment to the Plan as it shall deem necessary or appropriate to (i) maintain compliance with current laws and regulations; (ii) correct errors and omissions in the Plan document; and (iii) facilitate the administration and operation of the Plan.”
18. The first sentence of Section 16.05 of the Plan (“Merger and Consolidation of Plans”) is hereby amended to add the following new clause at the beginning thereof:
“The Board of Directors shall have the authority to merge or consolidate the Plan or to authorize the transfer of assets or liabilities to any other plan; provided, that”
19. The first two sentences of Section 17.11 of the Plan (“Reliance on Data and Consents”) are hereby amended to read as follows:
“Sec. 17.11 Reliance on Data and Consents. The Employer, the Retirement Committee, the Investment Committee, the Trustee, and all fiduciaries with respect to the

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Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his or her Beneficiaries, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Retirement Committee, the Investment Committee, the Trustee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation.”
20. Any numbering and cross reference corrections to reflect this amendment, or appropriate changes to conform other provisions of the Plan to changes made by this amendment shall be made to the Plan as necessary for consistency when this amendment is incorporated into the Plan document.
21. In all respects not amended, the Plan is hereby ratified and affirmed.
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IN WITNESS WHEREOF, and as evidence of this Amendment 2009-2 to the UGI HVAC Enterprises, Inc. Savings Plan, UGI HVAC Enterprises, Inc. has caused the same to be executed by its duly authorized representative this 3rd day of December, 2009.

ATTEST:	UGI HVAC ENTERPRISES, INC.

/s/ Denise M. Bassett	By:	/s/ J. Budd
	Title:	V.P. Human Resources

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AMENDMENT 2009-3
TO THE
UGI HVAC ENTERPRISES, INC. SAVINGS PLAN
Pursuant to Section 16.01 of the UGI HVAC Enterprises, Inc. Savings Plan (the “Plan”), the Plan is hereby amended as follows:
1. Effective January 1, 2007, Section 10.03(b) of the Plan is hereby amended to add the following new sentence to the end thereof to read as follows:
“A Participant will be provided with information regarding his option to defer payment until a later date including the consequences of electing to receive a distribution currently.”
2. Effective January 1, 2007, Section 10.10(b) of the Plan is hereby amended in its entirety to read as follows:
“(b) Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an Eligible Rollover Distribution paid directly to the Distributee in the name of an Eligible Retirement Plan, specified by the Distributee, in a Direct Rollover.
For purposes of this Section 10.10(b), the following definitions shall apply:
(1) Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
(2) Distributee means a Participant. In addition, the Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. Effective January 1, 2010, Distributee shall also mean a non-Spouse Beneficiary.
(3) Eligible Retirement Plan is (1) a qualified trust within the meaning of section 402 of the Code the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of section 408 of the Code (other than an endowment contract), or (3) an annuity plan within the meaning of section 403(a) of the Code, which is specified by the Distributee in such form and at such time as the Retirement Committee may prescribe. Effective January 1, 2002, an Eligible Retirement Plan shall also mean an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(i)(A) of the Code which shall separately account for the distribution, or an annuity contract described in section 403(b) of the Code.
(4) Eligible Rollover Distribution means a distribution from the Plan, excluding (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated Beneficiary, or a specified period of ten or more years, (2) any distribution to the extent such distribution is required under Code section 401(a)(9), (3) with respect to distributions made prior to January 1, 2002, any distribution to the extent such distribution is not included in gross income, (4) any hardship distribution described in Code section 401(k)(2)(B)(i)(IV) and (5) any other distribution that does qualify as an eligible rollover distribution. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. Effective January 1, 2007, the nontaxable portion of an Eligible Rollover Distribution may be rolled over tax-free to another qualified plan or 403(b) annuity, but only if the rollover is made in a direct trustee-to-trustee transfer; and the recipient plan or 403(b) annuity provides for separate accounting of the amount transferred and earnings on such amounts.
(5) Effective January 1, 2010, any distribution of benefits to the Beneficiary of a deceased Participant who is not the surviving Spouse of the Participant may be transferred in a rollover to an individual retirement account or annuity under sections 408(a) and (b) of the Code established for the purpose of receiving such distribution and which will be treated as an inherited Individual Retirement Account (IRA) pursuant to the provisions of section 402(c)(11) of the Code, if such distribution otherwise meets the requirements of an eligible rollover distribution as set forth above. Such direct rollover of a distribution by a non-Spouse Beneficiary shall be treated as an eligible rollover distribution only for purposes of section 402(c) of the Code.
(6) Effective January 1, 2008, a “qualified rollover contribution” as described in section 408A(e)of the Code may be made from the Plan to a Roth IRA in a direct rollover subject to the rules and provisions set forth in section 408A(e) of the Code and any regulations issued thereunder.”
3. Effective January 1, 2009, Section 10.10(c) of the Plan is hereby deleted in its entirety.
4. In all respects not amended, the Plan is hereby ratified and affirmed.
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IN WITNESS WHEREOF, and as evidence of this Amendment 2009-3 to the UGI HVAC Enterprises, Inc. Savings Plan, UGI HVAC Enterprises, Inc. has caused the same to be executed by its duly authorized representative this 29th day of December, 2009.

ATTEST:	UGI HVAC ENTERPRISES, INC.

/s/ Denise M. Bassett	By:	/s/ J. Budd
Title: VP Human Resources — Utilities

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